EXHIBIT 2.1
                                                                     -----------


                                                                  EXECUTION COPY






                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                           WIND HOTELS HOLDINGS INC.,


                          WIND HOTELS ACQUISITION INC.


                                       AND


                           WYNDHAM INTERNATIONAL, INC.


                            DATED AS OF JUNE 14, 2005

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I             THE MERGER...............................................2
     SECTION 1.1      THE MERGER...............................................2
     SECTION 1.2      CLOSING..................................................2
     SECTION 1.3      EFFECTIVE TIME...........................................3
     SECTION 1.4      EFFECTS OF THE MERGER....................................3
     SECTION 1.5      CERTIFICATE OF INCORPORATION.............................3
     SECTION 1.6      BYLAWS...................................................3
     SECTION 1.7      DIRECTORS................................................3
     SECTION 1.8      OFFICERS.................................................3
     SECTION 1.9      OTHER TRANSACTIONS.......................................3

ARTICLE II            EFFECT OF THE MERGER ON CAPITAL STOCK....................4
     SECTION 2.1      CONVERSION OF CAPITAL STOCK..............................4
     SECTION 2.2      SURRENDER OF CERTIFICATES................................5
     SECTION 2.3      STOCK OPTIONS AND RESTRICTED UNIT AWARDS.................7
     SECTION 2.4      DISSENTING SHARES........................................8

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY............8
     SECTION 3.1      ORGANIZATION AND POWER...................................9
     SECTION 3.2      FOREIGN QUALIFICATIONS...................................9
     SECTION 3.3      CORPORATE AUTHORIZATION..................................9
     SECTION 3.4      ENFORCEABILITY...........................................9
     SECTION 3.5      ORGANIZATIONAL DOCUMENTS................................10
     SECTION 3.6      MINUTE BOOKS............................................10
     SECTION 3.7      SUBSIDIARIES............................................10
     SECTION 3.8      GOVERNMENTAL AUTHORIZATIONS.............................10
     SECTION 3.9      NON-CONTRAVENTION.......................................11
     SECTION 3.10     CAPITALIZATION; OPTIONS.................................12
     SECTION 3.11     VOTING..................................................14
     SECTION 3.12     SEC REPORTS.............................................14
     SECTION 3.13     FINANCIAL STATEMENTS....................................15
     SECTION 3.14     LIABILITIES.............................................15
     SECTION 3.15     ABSENCE OF CERTAIN CHANGES..............................15
     SECTION 3.16     LITIGATION..............................................16
     SECTION 3.17     CONTRACTS...............................................16
     SECTION 3.18     BENEFIT PLANS...........................................18
     SECTION 3.19     EXECUTIVE AND DIRECTOR LOANS............................21
     SECTION 3.20     LABOR RELATIONS.........................................22
     SECTION 3.21     TAXES...................................................22
     SECTION 3.22     ENVIRONMENTAL MATTERS...................................23
     SECTION 3.23     INTELLECTUAL PROPERTY...................................24
     SECTION 3.24     REAL PROPERTY...........................................25

                                                                            PAGE

     SECTION 3.25     PERSONAL PROPERTY.......................................27
     SECTION 3.26     PERMITS; COMPLIANCE WITH LAWS...........................27
     SECTION 3.27     INSURANCE...............................................28
     SECTION 3.28     TAKEOVER STATUTES.......................................28
     SECTION 3.29     INTERESTED PARTY TRANSACTIONS...........................28
     SECTION 3.30     OPINION OF FINANCIAL ADVISOR............................29
     SECTION 3.31     RIGHTS AGREEMENT........................................29
     SECTION 3.32     BROKERS AND FINDERS.....................................29
     SECTION 3.33     INFORMATION SUPPLIED....................................29

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PARENT................30
     SECTION 4.1      ORGANIZATION AND POWER..................................30
     SECTION 4.2      CORPORATE AUTHORIZATION.................................30
     SECTION 4.3      ENFORCEABILITY..........................................30
     SECTION 4.4      GOVERNMENTAL AUTHORIZATIONS.............................30
     SECTION 4.5      NON-CONTRAVENTION.......................................31
     SECTION 4.6      INTERIM OPERATIONS OF MERGER SUB........................32
     SECTION 4.7      CAPITAL RESOURCES.......................................32
     SECTION 4.8      ABSENCE OF LITIGATION...................................32
     SECTION 4.9      BROKERS.................................................32
     SECTION 4.10     GUARANTEE...............................................33
     SECTION 4.11     PROXY STATEMENT.........................................33

ARTICLE V             COVENANTS...............................................33
     SECTION 5.1      CONDUCT OF BUSINESS OF THE COMPANY......................33
     SECTION 5.2      OTHER ACTIONS...........................................36
     SECTION 5.3      ACCESS TO INFORMATION; CONFIDENTIALITY..................36
     SECTION 5.4      NO SOLICITATION.........................................37
     SECTION 5.5      NOTICES OF CERTAIN EVENTS...............................39
     SECTION 5.6      COMPANY PROXY STATEMENT.................................40
     SECTION 5.7      COMPANY STOCKHOLDERS MEETING............................41
     SECTION 5.8      EMPLOYEES; BENEFIT PLANS................................41
     SECTION 5.9      DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE..43
     SECTION 5.10     BEST EFFORTS............................................44
     SECTION 5.11     CONSENTS; FILINGS; FURTHER ACTION.......................44
     SECTION 5.12     PUBLIC ANNOUNCEMENTS....................................46
     SECTION 5.13     STOCK EXCHANGE DE-LISTING...............................46
     SECTION 5.14     FEES, EXPENSES AND CONVEYANCE TAXES.....................46
     SECTION 5.15     TAKEOVER STATUTES.......................................46
     SECTION 5.16     TAX MATTERS.............................................46
     SECTION 5.17     RIGHTS PLAN.............................................47
     SECTION 5.18     FINANCING...............................................47
     SECTION 5.19     RESIGNATIONS............................................48
     SECTION 5.20     SUMMERFIELD.............................................48

ARTICLE VI            CONDITIONS..............................................49
     SECTION 6.1      CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
                      THE MERGER..............................................49

                                                                            PAGE

     SECTION 6.2      CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB......49
     SECTION 6.3      CONDITIONS TO OBLIGATION OF THE COMPANY.................50
     SECTION 6.4      FRUSTRATION OF CLOSING CONDITIONS.......................51

ARTICLE VII           TERMINATION, AMENDMENT AND WAIVER.......................51
     SECTION 7.1      TERMINATION BY MUTUAL CONSENT...........................51
     SECTION 7.2      TERMINATION BY EITHER PARENT OR THE COMPANY.............51
     SECTION 7.3      TERMINATION BY PARENT...................................51
     SECTION 7.4      TERMINATION BY THE COMPANY..............................52
     SECTION 7.5      EFFECT OF TERMINATION...................................53
     SECTION 7.6      EXPENSES FOLLOWING TERMINATION..........................53
     SECTION 7.7      AMENDMENT...............................................54
     SECTION 7.8      EXTENSION; WAIVER.......................................54
     SECTION 7.9      PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION
                      OR WAIVER...............................................55

ARTICLE VIII          MISCELLANEOUS...........................................55
     SECTION 8.1      CERTAIN DEFINITIONS.....................................55
     SECTION 8.2      INTERPRETATION..........................................58
     SECTION 8.3      SURVIVAL................................................59
     SECTION 8.4      GOVERNING LAW...........................................59
     SECTION 8.5      SUBMISSION TO JURISDICTION..............................59
     SECTION 8.6      WAIVER OF JURY TRIAL....................................59
     SECTION 8.7      NOTICES.................................................60
     SECTION 8.8      ENTIRE AGREEMENT........................................61
     SECTION 8.9      NO THIRD-PARTY BENEFICIARIES............................61
     SECTION 8.10     SEVERABILITY............................................61
     SECTION 8.11     RULES OF CONSTRUCTION...................................61
     SECTION 8.12     ASSIGNMENT..............................................61
     SECTION 8.13     REMEDIES................................................61
     SECTION 8.14     SPECIFIC PERFORMANCE....................................62
     SECTION 8.15     COUNTERPARTS; EFFECTIVENESS.............................62

                             INDEX OF DEFINED TERMS


------------------------------------------------------- ------------------------
Active Employees                                        Section 5.8(a)
------------------------------------------------------- ------------------------
Affiliate                                               Section 8.1(a)
------------------------------------------------------- ------------------------
Agreement                                               Preamble
------------------------------------------------------- ------------------------
AMEX                                                    Section 8.1(b)
------------------------------------------------------- ------------------------
Bear Stearns                                            Section 4.7
------------------------------------------------------- ------------------------
Business Day                                            Section 8.1(c)
------------------------------------------------------- ------------------------
Capitalization Date                                     Section 3.10(a)
------------------------------------------------------- ------------------------
Certificate of Merger                                   Section 1.3
------------------------------------------------------- ------------------------
Certificates                                            Section 2.1(c)(5)
------------------------------------------------------- ------------------------
Class A Common Stock                                    Recitals
------------------------------------------------------- ------------------------
Class B Common Stock                                    Recitals
------------------------------------------------------- ------------------------
Closing                                                 Section 1.2
------------------------------------------------------- ------------------------
Closing Date.                                           Section 1.2
------------------------------------------------------- ------------------------
Club Documents                                          Section 3.24(g)
------------------------------------------------------- ------------------------
COBRA                                                   Section 3.18(g)
------------------------------------------------------- ------------------------
Code                                                    Section 2.2(e)
------------------------------------------------------- ------------------------
Commitment Letter                                       Section 4.7
------------------------------------------------------- ------------------------
Common Stock                                            Recitals
------------------------------------------------------- ------------------------
Company                                                 Preamble
------------------------------------------------------- ------------------------
Company Assets                                          Section 3.9(b)
------------------------------------------------------- ------------------------
Company Benefit Plans.                                  Section 3.18(a)
------------------------------------------------------- ------------------------
Company Board Recommendation                            Section 3.3
------------------------------------------------------- ------------------------
Company Contracts                                       Section 3.9(c)
------------------------------------------------------- ------------------------
Company Disclosure Letter                               Article III
------------------------------------------------------- ------------------------
Company Employee                                        Section 3.18(a)
------------------------------------------------------- ------------------------
Company Financial Advisor                               Section 3.30
------------------------------------------------------- ------------------------
Company Marks                                           Section 8.1(d)
------------------------------------------------------- ------------------------
Company Material Adverse Effect                         Section 8.1(e)
------------------------------------------------------- ------------------------
Company Organizational Documents                        Section 3.5
------------------------------------------------------- ------------------------
Company Permits                                         Section 3.26(a)
------------------------------------------------------- ------------------------
Company Proxy Statement                                 Section 3.8(b)
------------------------------------------------------- ------------------------
Company Rights                                          Section 3.10(a)
------------------------------------------------------- ------------------------
Company SEC Reports                                     Section 3.12
------------------------------------------------------- ------------------------
Company Stock                                           Section 2.1(c)(5)
------------------------------------------------------- ------------------------
Company Stock Award                                     Section 2.3
------------------------------------------------------- ------------------------
Company Stock Award Plans                               Section 3.10(c)
------------------------------------------------------- ------------------------
Company Stockholders Meeting                            Section 3.8(b)
------------------------------------------------------- ------------------------
Company Termination Fee                                 Section 7.6(b)
------------------------------------------------------- ------------------------
Confidentiality Agreement                               Section 5.3(b)
------------------------------------------------------- ------------------------
Continuation Period                                     Section 5.8(a)
------------------------------------------------------- ------------------------
Contracts                                               Section 8.1(f)
------------------------------------------------------- ------------------------

------------------------------------------------------- ------------------------
Debt Financing                                          Section 4.7
------------------------------------------------------- ------------------------
DGCL                                                    Section 1.1
------------------------------------------------------- ------------------------
Dissenting Shares                                       Section 2.4(a)
------------------------------------------------------- ------------------------
Effective Time                                          Section 1.3
------------------------------------------------------- ------------------------
End Date                                                Section 7.2(a)
------------------------------------------------------- ------------------------
Environmental Costs                                     Section 3.22(b)(ii)
------------------------------------------------------- ------------------------
Environmental Laws                                      Section 3.22(a)(ii)
------------------------------------------------------- ------------------------
Environmental Matters                                   Section 3.22(a)(i)
------------------------------------------------------- ------------------------
Equity Funding Letter                                   Section 4.7
------------------------------------------------------- ------------------------
ERISA                                                   Section 3.18(a)
------------------------------------------------------- ------------------------
Exchange Act                                            Section 3.8(b)
------------------------------------------------------- ------------------------
Excluded Shares                                         Section 2.1(b)
------------------------------------------------------- ------------------------
Expenses                                                Section 5.14
------------------------------------------------------- ------------------------
Financing                                               Section 4.7
------------------------------------------------------- ------------------------
Foreign Competition Laws                                Section 3.8(e)
------------------------------------------------------- ------------------------
Franchise Agreement Documents                           Section 3.24(e)
------------------------------------------------------- ------------------------
GAAP                                                    Section 3.13(b)
------------------------------------------------------- ------------------------
Governmental Entity                                     Section 3.8
------------------------------------------------------- ------------------------
Guarantee                                               Recitals
------------------------------------------------------- ------------------------
Guarantor                                               Recitals
------------------------------------------------------- ------------------------
Hazardous Substances                                    Section 8.1(g)
------------------------------------------------------- ------------------------
HSR Act                                                 Section 3.8(d)
------------------------------------------------------- ------------------------
Indebtedness                                            Section 3.17(a)(iv)
------------------------------------------------------- ------------------------
Indemnified Parties                                     Section 5.9(a)
------------------------------------------------------- ------------------------
Intellectual Property                                   Section 3.23
------------------------------------------------------- ------------------------
IRS                                                     Section 3.18(b)
------------------------------------------------------- ------------------------
JP Morgan                                               Section 6.2(f)
------------------------------------------------------- ------------------------
Knowledge                                               Section 8.1(h)
------------------------------------------------------- ------------------------
Laws                                                    Section 8.1(i)
------------------------------------------------------- ------------------------
LBREP                                                   Section 5.20
------------------------------------------------------- ------------------------
Lease Documents                                         Section 3.24(b)
------------------------------------------------------- ------------------------
Leased Properties                                       Section 3.24(b)
------------------------------------------------------- ------------------------
Legal Actions                                           Section 3.16
------------------------------------------------------- ------------------------
Liabilities                                             Section 3.14
------------------------------------------------------- ------------------------
Licensed Intellectual Property                          Section 3.23
------------------------------------------------------- ------------------------
Liens                                                   Section 8.1(j)
------------------------------------------------------- ------------------------
Management Agreement Documents                          Section 3.24(d)
------------------------------------------------------- ------------------------
Material Contracts                                      Section 3.17(a)(xv)
------------------------------------------------------- ------------------------
Maximum Premium                                         Section 5.9(c)
------------------------------------------------------- ------------------------
Merger                                                  Recitals
------------------------------------------------------- ------------------------
Merger Consideration                                    Section 2.1(c)(3)
------------------------------------------------------- ------------------------
Merger Sub                                              Preamble
------------------------------------------------------- ------------------------
New Plans                                               Section 5.8(c)
------------------------------------------------------- ------------------------
Notice Date                                             Section 1.2
------------------------------------------------------- ------------------------
Old Plans                                               Section 5.8(c)
------------------------------------------------------- ------------------------

------------------------------------------------------- ------------------------
OP Units                                                Section 3.10(a)
------------------------------------------------------- ------------------------
Orders                                                  Section 8.1(k)
------------------------------------------------------- ------------------------
Owned Hotels                                            Section 3.24(a)
------------------------------------------------------- ------------------------
Owned Intellectual Property                             Section 3.23
------------------------------------------------------- ------------------------
Owned Real Properties                                   Section 3.24(a)
------------------------------------------------------- ------------------------
P.R. Treasury                                           Section 3.18(b)
------------------------------------------------------- ------------------------
PAHLP                                                   Section 5.20
------------------------------------------------------- ------------------------
Parent                                                  Preamble
------------------------------------------------------- ------------------------
Parent Assets                                           Section 4.5(b)
------------------------------------------------------- ------------------------
Parent Contracts                                        Section 4.5(c)
------------------------------------------------------- ------------------------
Parent Disclosure Letter                                Article IV
------------------------------------------------------- ------------------------
Parent Material Adverse Effect                          Section 8.1(l)
------------------------------------------------------- ------------------------
Paying Agent                                            Section 2.2(a)
------------------------------------------------------- ------------------------
Payment Fund                                            Section 2.2(b)
------------------------------------------------------- ------------------------
Permits                                                 Section 3.26(a)
------------------------------------------------------- ------------------------
Permitted Liens                                         Section 3.24(a)
------------------------------------------------------- ------------------------
Person                                                  Section 8.1(m)
------------------------------------------------------- ------------------------
Post-Signing Returns                                    Section 5.16(a)
------------------------------------------------------- ------------------------
Preferred Stock                                         Section 3.10(a)
------------------------------------------------------- ------------------------
PRIRC                                                   Section 3.18(a)
------------------------------------------------------- ------------------------
Properties                                              Section 3.24(a)
------------------------------------------------------- ------------------------
Recapitalization and Merger Agreement                   Recitals
------------------------------------------------------- ------------------------
Recapitalization Merger                                 Recitals
------------------------------------------------------- ------------------------
Recapitalization Merger Effective Time                  Recitals
------------------------------------------------------- ------------------------
Representatives                                         Section 8.1(n)
------------------------------------------------------- ------------------------
Requisite Company Vote                                  Section 8.1(o)
------------------------------------------------------- ------------------------
Rights Plan                                             Section 3.31
------------------------------------------------------- ------------------------
SEC                                                     Section 3.8(b)
------------------------------------------------------- ------------------------
Securities Act                                          Section 3.12
------------------------------------------------------- ------------------------
Series A Preferred Stock                                Recitals
------------------------------------------------------- ------------------------
Series B Preferred Stock                                Recitals
------------------------------------------------------- ------------------------
Series C Participating Preferred Stock,                 Section 3.10(a)
------------------------------------------------------- ------------------------
Series C Preferred Stock                                Section 3.10(a)
------------------------------------------------------- ------------------------
Settlement Agreement                                    Section 3.17(a)(xiii)
------------------------------------------------------- ------------------------
Stock Award Consideration                               Section 2.3
------------------------------------------------------- ------------------------
Subsidiary                                              Section 8.1(p)
------------------------------------------------------- ------------------------
Superior Proposal                                       Section 8.1(q)
------------------------------------------------------- ------------------------
Surviving Bylaws                                        Section 1.6
------------------------------------------------------- ------------------------
Surviving Charter                                       Section 1.5
------------------------------------------------------- ------------------------
Surviving Corporation                                   Section 1.1
------------------------------------------------------- ------------------------
Takeover Proposal                                       Section 8.1(r)
------------------------------------------------------- ------------------------
Tax Returns                                             Section 8.1(t)
------------------------------------------------------- ------------------------
Taxes                                                   Section 8.1(s)
------------------------------------------------------- ------------------------
Termination Expenses                                    Section 7.6(b)
------------------------------------------------------- ------------------------
Third Party Flag Agreements                             Section 3.24(c)
------------------------------------------------------- ------------------------

------------------------------------------------------- ------------------------
Treasury Regulations                                    Section 8.1(u)
------------------------------------------------------- ------------------------
Voting Agreement                                        Recitals
------------------------------------------------------- ------------------------
Wachovia                                                Section 4.7
------------------------------------------------------- ------------------------
WARN                                                    Section 3.20(b)
------------------------------------------------------- ------------------------

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of June 14, 2005 (this "AGREEMENT"), by and among Wind Hotels Holdings Inc., a Delaware corporation ("PARENT"), Wind Hotels Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB" ), and Wyndham International, Inc., a Delaware corporation (the "COMPANY" ).

                                    RECITALS

         (a) The Company and certain of its stockholders are parties to the Recapitalization and Merger Agreement, dated as of April 14, 2005 (the "RECAPITALIZATION AND MERGER AGREEMENT"), providing for, among other things, the merger of a wholly owned subsidiary of the Company with and into the Company (the "RECAPITALIZATION MERGER"), and by virtue of the Recapitalization Merger, the conversion of (i) each share of Class A Common Stock, par value $0.01 per share, of the Company ("CLASS A COMMON STOCK"), and Class B Common Stock, par value $0.01 per share, of the Company ("CLASS B COMMON STOCK") that is issued and outstanding immediately prior to the effective time of the Recapitalization Merger (the "RECAPITALIZATION MERGER EFFECTIVE TIME") into one share of a new class of common stock, par value $0.01 per share, of the Company ("COMMON STOCK") and (ii) each share of Series A Preferred Stock, par value $0.01 per share, of the Company ("SERIES A PREFERRED STOCK"), and Series B Preferred Stock, par value $0.01 per share, of the Company ("SERIES B PREFERRED STOCK"), that is issued and outstanding immediately prior to the Recapitalization Merger Effective Time into that number of shares of Common Stock equal to the exchange ratio specified therefor in the Recapitalization and Merger Agreement.

         (b) The respective boards of directors of Merger Sub and the Company have approved and declared advisable, and the board of directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "MERGER") upon the terms and subject to the conditions set forth in this Agreement.

         (c) So long as this Agreement has not been terminated in accordance with its terms, the Recapitalization Merger shall not be consummated.

         (d) Concurrently with the execution of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, certain stockholders of the Company are entering into a voting agreement with Parent under which, among other things, those stockholders have agreed, subject to the terms thereof, to (i) vote their shares of Company Stock in favor of adoption of this Agreement and (ii) take other actions in furtherance of the transactions contemplated by this Agreement (the "VOTING AGREEMENT").

         (e) Concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Blackstone Real Estate Partners IV L.P. ("GUARANTOR") is entering into a guarantee with the Company which, among other things, Guarantor has agreed to
(i) guarantee certain obligations of

Parent and Merger Sub under this Agreement and (ii) take certain other actions in furtherance of the transactions contemplated by this Agreement (the "GUARANTEE").

         (f) Certain capitalized terms used in this Agreement have the meanings specified in Section 8.1.

         Accordingly, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time,
(a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under Delaware law as the surviving corporation in the Merger (the "SURVIVING CORPORATION") and (c) the Surviving Corporation shall become a wholly-owned subsidiary of Parent.

         Section 1.2 CLOSING. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI, the closing of the Merger (the "CLOSING") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m. on the third Business Day after the day on which the last of those conditions (other than any conditions that by their nature are to be satisfied at the Closing) is satisfied or waived in accordance with this Agreement or (b) at such other place and time or on such other date as Parent and the Company may agree in writing. The date on which the Closing occurs is referred to as the "CLOSING DATE." Notwithstanding the foregoing, if at any time after the date hereof all of the conditions contained in Article VI have been satisfied or waived (other than those which by their terms are to be satisfied on the Closing
Date), but the approvals set forth in Section 1.2 of the Company Disclosure Letter have not been obtained, Parent shall be entitled, by delivery of written notice (the date of such notice, the "NOTICE DATE") to the Company within three Business Days following receipt of a Satisfaction Notice (as defined below) from the Company, to delay the Closing to the earlier of (x) the fifth Business Day following the date on which all such approvals shall have been obtained and (y) December 15, 2005; PROVIDED, HOWEVER, that from and after the Notice Date, and notwithstanding anything to the contrary, (1) the conditions set forth in
Section 6.2(a) or 6.2(c) of this Agreement shall be deemed satisfied (and waived by Parent and Merger Sub) for all purposes under this Agreement, (2) the condition set forth in Section 6.2(d) shall be modified such that the officer's certificate referred to therein shall no longer be required to provide any certification as to the matters in Section 6.2(a) or Section 6.2(c) and (3) neither Parent nor Merger Sub shall be entitled to assert that the condition set forth in Section 6.2(b) was not satisfied with respect to periods on or prior to the Notice Date. On any date upon which the conditions set forth in Sections 6.1 and 6.2(a), 6.2(b)
and 6.2(c) (with references in Sections 6.2(a), 6.2(b) and 6.2(c) to the "Closing Date" being deemed to be references to such date) are satisfied (or waived by Parent), the Company shall deliver written notice (a "Satisfaction Notice") to Parent certifying to the satisfaction (or waiver) of such conditions as of such date.

         Section 1.3 EFFECTIVE TIME. At the Closing, Parent and the Company shall cause a certificate of merger (the "CERTIFICATE OF MERGER") to be executed, signed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such other subsequent date or time as Parent and the Company may agree and specify in the Certificate of Merger in accordance with the DGCL (the "EFFECTIVE TIME").

         Section 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

         Section 1.5 CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Company shall, at the Effective Time, be amended to read in its entirety as set forth on Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation (the "SURVIVING CHARTER") until amended as provided in the Surviving Charter or by applicable Laws.

         Section 1.6 BYLAWS. The bylaws of the Company in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the bylaws of the Surviving Corporation (the "SURVIVING BYLAWS") until amended as provided in the Surviving Charter, in the Surviving Bylaws or by applicable Laws.

         Section 1.7 DIRECTORS. The parties shall take all requisite action so that the directors of Merger Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and the DGCL.

         Section 1.8 OFFICERS. The officers of the Merger Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and the DGCL.

         Section 1.9 OTHER TRANSACTIONS. Parent shall have the option, in its sole discretion and without requiring the further consent of the Company or the board of directors or stockholders of the Company, upon reasonable notice to the Company, to request that the Company, immediately prior to the Closing, (a) convert one or more Subsidiaries that are organized as corporations into limited liability companies and one or more Subsidiaries that are organized as limited partnerships into limited liability companies, on the basis of organizational documents as reasonably requested by Parent, and (b) sell all of the stock, limited partnership interests or limited liability interests owned, directly or indirectly, by the Company in one or more Subsidiaries at a price designated by Parent; PROVIDED, however, that (i) the Company shall not be required to take any action in contravention of any organizational document or other Material Contract relating to any applicable Subsidiary, (ii) any such actions or transactions shall be contingent upon the receipt by the Company of a written notice from Parent confirming that all of the conditions set forth in
Section 6.1 and 6.2 have been satisfied or waived and that Parent and Merger Sub are prepared to proceed immediately with the Closing (it being understood that in any event the transactions described in clauses (a) and (b) will be deemed to have occurred prior to the Closing), and (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of Parent or Merger Sub under this Agreement, including payment of the Merger Consideration. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company in connection with any actions taken by the Company in accordance with this Section
1.9. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with such actions. Without limiting the foregoing, none of the representations, warranties or covenants of the Company shall be deemed to apply to, or deemed breached or violated by, any of the transactions contemplated by this Section 1.9.

                                   ARTICLE II

                      EFFECT OF THE MERGER ON CAPITAL STOCK

         Section 2.1 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of capital stock of Merger Sub or the Company:

         (a) CONVERSION OF MERGER SUB CAPITAL STOCK. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Stock owned by the Company or any of its wholly-owned Subsidiaries or by Parent or any of its wholly-owned Subsidiaries immediately prior to the Effective Time (collectively, the "EXCLUDED SHARES") shall be canceled automatically and shall cease to exist, and no consideration shall be paid for those Excluded Shares.

         (c)      CONVERSION OF COMPANY STOCK.

                  (1) Each share of Series A Preferred Stock and Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash, without interest, equal to the quotient obtained by dividing (a) $1,195,033,723 by (b) the aggregate number of issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock immediately prior to the Effective Time (rounded to the nearest cent); provided, that the per share Merger Consideration for each share of Preferred Stock shall in no event exceed $72.17 per share;

                  (2) Each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $1.15 in cash, without interest;

                  (3) Each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $1.15 in cash, without interest;

in the case of clauses (1)-(3), above, other than Excluded Shares and Dissenting Shares (the applicable consideration to be paid pursuant to either Section 2.1(c) is referred to herein as the "MERGER CONSIDERATION"); and

                  (4) All accrued and unpaid dividends on issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock if any, shall, as of the Effective Time, be cancelled without any consideration being payable in respect thereof.

                  (5) All shares of Common Stock, Class A Common Stock, Class B Common Stock, Series A Preferred Stock and Series B Preferred Stock (collectively, "COMPANY STOCK") that have been converted pursuant to Section 2.1(c) shall be canceled automatically and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented those shares ("CERTIFICATES") shall cease to have any rights with respect to those shares, other than the right to receive the Merger Consideration upon surrender of their Certificates in accordance with Section 2.2.

         Section 2.2       SURRENDER OF CERTIFICATES.

         (a) PAYING AGENT. Prior to the Effective Time, Parent shall (i) select a bank or trust company, satisfactory to the Company in its reasonable discretion, to act as the paying agent in the Merger (the "PAYING AGENT") and
(ii) enter into a paying agent agreement with the Paying Agent, the terms and conditions of which are satisfactory to the Company in its reasonable discretion.

         (b) PAYMENT FUND. Promptly following the Effective Time, on the Closing Date, Parent shall provide funds to the Paying Agent in amounts necessary for the payment of the aggregate Merger Consideration payable under
Section 2.1(c) upon surrender of Certificates. Such funds provided to the Paying Agent are referred to as the "PAYMENT FUND."

         (c)      PAYMENT PROCEDURES.

                  (i) LETTER OF TRANSMITTAL. Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (A) a letter of transmittal in customary form, specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of Certificates to the Paying Agent and (B) instructions for surrendering Certificates.

                  (ii) SURRENDER OF CERTIFICATES. Upon surrender of a Certificate for cancellation to the Paying Agent, together with a duly executed letter of transmittal and any other documents reasonably required by the Paying Agent, the holder of that Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of that Certificate less any required withholding of Taxes. Any Certificates so surrendered shall be canceled immediately. No interest shall accrue or be paid on any amount payable upon surrender of Certificates.

                  (iii) UNREGISTERED TRANSFEREES. If any Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, then the Merger Consideration may be paid to such a transferee so long as (A) the surrendered Certificate is accompanied by all documents required to evidence and effect that transfer and (B) the Person requesting such payment (1) pays any applicable transfer Taxes or (2) establishes to the satisfaction of Parent and the Paying Agent that any such Taxes have already been paid or are not applicable.

                  (iv) NO OTHER RIGHTS. Until surrendered in accordance with this Section 2.2(c), each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Consideration. Any Merger Consideration paid upon the surrender of any Certificate shall be deemed to have been paid in full satisfaction of all rights pertaining to that Certificate and the shares of Company Stock formerly represented by it.

         (d) NO FURTHER TRANSFERS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the shares of Company Stock that were outstanding immediately prior to the Effective Time.

         (e) REQUIRED WITHHOLDING. Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any Merger Consideration payable under this Agreement such amounts as may be required to be deducted or withheld therefrom under (i) the Internal Revenue Code of 1986 (the "CODE"), (ii) any applicable state, local or foreign Tax Laws or (iii) any other applicable Laws. To the extent that any amounts are so deducted and withheld, those amounts shall be treated as having been paid to the Person in respect of whom such deduction or withholding was made for all purposes under this Agreement.

         (f) NO LIABILITY. None of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of Certificates for any amount properly paid to a public official under any applicable abandoned property, escheat or similar Laws.

         (g) INVESTMENT OF PAYMENT FUND. The Paying Agent shall invest the Payment Fund as directed by Parent. Any interest and other income resulting from such investment shall become a part of the Payment Fund, and any amounts in excess of the amounts payable under Section 2.1(c) shall be paid promptly to Parent.

         (h) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund that remains unclaimed by the holders of Certificates one year after the Effective Time shall be delivered by the Paying Agent to Parent upon demand. Thereafter, any holder of Certificates who has not complied with this Article II shall look only to Parent for payment of the applicable Merger Consideration.

         (i) LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form and amount reasonably required by Parent as indemnity against any claim that may be made against Parent on account of the alleged loss, theft or destruction of such Certificate, the Paying Agent shall pay the applicable Merger Consideration to such Person in exchange for such lost, stolen or destroyed Certificate.

         Section 2.3 STOCK OPTIONS AND RESTRICTED UNIT AWARDS. The Company shall take all requisite action so that, as of the Effective Time, each restricted unit award and each option to acquire shares of Class A Common Stock or Common Stock, as applicable (each, a "COMPANY STOCK AWARD"), outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of that Company Stock Award, shall be converted into the right to receive an amount in cash, without interest, equal to the Stock Award Consideration multiplied by the aggregate number of shares of Class A Common Stock or Common Stock, as applicable in respect of such restricted unit awards and options, immediately prior to the Effective Time. "STOCK AWARD CONSIDERATION" means (x) in the case of an option, the excess, if any, of the Merger Consideration payable in respect of Common Stock or Class A Common Stock, as applicable, over the per share exercise or purchase price of the applicable Company stock option and (y) in the case of a restricted unit award, Merger Consideration payable in respect of Common Stock or Class A Common Stock, as applicable, as the same is required to be paid in respect of the restricted unit award in accordance with the terms thereof. The payment of the Stock Award Consideration to the holder of a Company Stock Award shall be reduced by any income or employment Tax withholding required under (i) the Code,
(ii) any applicable state, local or foreign Tax Laws or (iii) any other applicable Laws. To the extent that any amounts are so withheld, those amounts shall be treated as having been paid to the holder of that Company Stock Award for all purposes under this Agreement. All Company Stock Awards shall be cancelled and all Company Stock Award Plans shall terminate at the Effective Time.

         Section 2.4       DISSENTING SHARES.

         (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Stock outstanding immediately prior to the Effective Time for which the holder thereof (i) has not voted in favor of the Merger or consented to it in writing and (ii) has demanded the appraisal of such shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration in accordance with Section 2.1(c). At the Effective Time, (x) all Dissenting Shares shall be cancelled and cease to exist and (y) the holder or holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL.

         (b) Notwithstanding the provisions of Section 2.4(a), if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder's shares (i) shall no longer be deemed to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate formerly representing such shares in accordance with Section 2.2.

         (c) The Company shall give Parent (i) prompt notice of any demands for appraisal of any shares of Company Stock, the withdrawals of such demands, and any other instrument served on the Company under the provisions of Section 262 of the DGCL and (ii) the right to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not offer or agree to make or make any payment with respect to any demands for appraisal or offer to settle or settle any such demands without the prior written consent of Parent.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure letter (with reference to the section of this Agreement to which the information stated in such disclosure letter relates; provided that any fact or condition disclosed in any section of such disclosure letter in such a way as to make its relevance to another section of such disclosure letter that relates to a representation or representations made elsewhere in Article III of this Agreement reasonably apparent shall be deemed to be an exception to such representation or representations notwithstanding the omission of a reference or cross reference thereto) delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), the Company represents and warrants to Parent and Merger Sub that:

         Section 3.1 ORGANIZATION AND POWER. Each of the Company and its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

         Section 3.2 FOREIGN QUALIFICATIONS. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where failures to be so qualified or licensed or in good standing would not have a Company Material Adverse Effect.

         Section 3.3 CORPORATE AUTHORIZATION. The Company has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and, subject to adoption of this Agreement by the Requisite Company Vote, to consummate the transactions contemplated by this Agreement. The board of directors of the Company has adopted resolutions: (a) approving and declaring advisable the Merger, this Agreement and the transactions contemplated by this Agreement; (b) declaring that it is in the best interests of the stockholders of the Company that the Company enters into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth in this Agreement; (c) directing that adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company; and (d) recommending to the stockholders of the Company that they adopt this Agreement (collectively, the "COMPANY BOARD RECOMMENDATION"). The Company Board Recommendation was adopted prior to the execution of this Agreement unanimously by those directors present at the meeting at which this Agreement was adopted. The Class B Directors (as defined in the Restated Certificate of Incorporation of the Company) have unanimously voted to determine that none of the execution, delivery or performance of this Agreement or the Voting Agreement or the consummation of the transactions contemplated hereby or thereby shall constitute a "Change in Control" for purposes of the Certificate of Designation of the Company's Series A Convertible Preferred Stock or the Certificate of Designation of the Company's Series B Convertible Preferred Stock. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to the Requisite Company Vote.

         Section 3.4 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws related to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity.

         Section 3.5 ORGANIZATIONAL DOCUMENTS. The Company has made available to Parent correct and complete copies of the certificates of incorporation and bylaws (or the equivalent organizational documents), each as amended to date, of the Company and each of its material Subsidiaries, in each case as in effect on the date of this Agreement (collectively, the "COMPANY ORGANIZATIONAL DOCUMENTS"). Neither the Company nor any Subsidiary is, nor has the Company been, in violation of any of the Company Organizational Documents in any material respect.

         Section 3.6 MINUTE BOOKS. The Company has made available to Parent correct and complete copies of the minutes of all meetings of the stockholders, the boards of directors and each committee of the boards of directors of the Company and each of its Subsidiaries held since January 1, 2003; provided that the Company shall not be obligated to make available any minutes of meetings to the extent they relate to other bidders in connection with any potential sale of the Company or any of its material assets or otherwise related to deliberations by the board of directors of the Company with respect to the consideration of strategic alternatives.

         Section 3.7 SUBSIDIARIES. A correct and complete list of all Subsidiaries of the Company and other Persons in which the Company owns, directly or indirectly, capital stock or other equity interests, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of each such Subsidiary or other Person that is held by the Company or any Subsidiary of the Company is set forth in Section 3.7 of the Company Disclosure Letter. Except as set forth in
Section 3.7 of the Company Disclosure Letter, (a) each of the Subsidiaries of the Company is wholly-owned by the Company, directly or indirectly, free and clear of any Liens and (b) the Company does not own, directly or indirectly, any capital stock or other equity interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity interest of, any Person other than the Subsidiaries of the Company.

         Section 3.8       GOVERNMENTAL AUTHORIZATIONS. Except as set forth in
Section 3.8 of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement (other than the Recapitalization Merger) do not and will not require any consent, approval or other authorization of, or filing with or notification to, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign (each, a "GOVERNMENTAL ENTITY"), other than:

         (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

         (b) the filing with the Securities and Exchange Commission (the "SEC") of (i) an amendment to the Company's proxy statement/prospectus filed with the SEC in connection with the Recapitalization Merger (the "COMPANY PROXY STATEMENT"), so that it will also relate to the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement (the "COMPANY STOCKHOLDERS Meeting") and (ii) any other filings and reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") or the Securities Act;

         (c)      compliance with the AMEX rules and regulations;

         (d) the pre-merger notification required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT");

         (e) compliance with applicable foreign competition laws (collectively, "FOREIGN COMPETITION LAWS");

         (f) any applicable state, federal or foreign Laws governing gaming activities or the sale of liquor; and

         (g) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Company Material Adverse Effect.

Notwithstanding anything to the contrary in this Agreement, the failure to obtain approvals, consents or authorizations in respect of or related to the matters referred to in Section 3.8(f) shall not be a condition to the Closing or be deemed, individually or in the aggregate, to have, result in, or cause a Company Material Adverse Effect.

         Section 3.9 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not:

         (a) contravene or conflict with, or result in any violation or breach of, any provision of the Company Organizational Documents;

         (b) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to the Company or any of its Subsidiaries or by which any assets of the Company or any of its Subsidiaries, including Intellectual Property ("COMPANY ASSETS"), are bound (in each case, assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.8 have been obtained or made), other than as would not have a Company Material Adverse Effect;

         (c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) or result in a material loss of a material benefit under, any Contracts to which the Company or any of its Subsidiaries is a party or by which any Company Assets are bound (collectively, "COMPANY CONTRACTS") or any

Company Permit, other than as set forth in Section 3.9(c) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect;

         (d) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Company Contracts or any Company Permits, other than as set forth in Section 3.9(d) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect;

         (e) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations or give rise to a right or obligation to purchase or sell assets or securities under any Company Contracts, other than as set forth in Section 3.9(e) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect; or

         (f) cause the creation or imposition of any Liens on any Company Assets, other than as set forth in Section 3.9(f) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect.

         Section 3.10      CAPITALIZATION; OPTIONS.

         (a) As of the date of this Agreement, the Company's authorized capital stock consists solely of 750,000,000 shares of Class A Common Stock, 750,000,000 shares of Class B Common Stock, and 150,000,000 shares of preferred stock, par value $.0l per share (the "PREFERRED STOCK"). As of June 9, 2005 (the "CAPITALIZATION DATE"), 172,791,295 shares of Class A Common Stock were issued and outstanding, an additional 4,931,692 shares of restricted stock issued under the Company Stock Award Plans were subject to vesting restrictions as of such date, no shares of the Company's Class B Common Stock were issued and outstanding and 16,181,124.78 shares of Preferred Stock were issued and outstanding, of which 74,167.71 shares are designated Series A Preferred Stock and 16,106,957.07 shares are designated Series B Preferred Stock. As of the Capitalization Date, (i) options to purchase 8,230,037 shares of Class A Common Stock at a weighted average per share exercise price of $5.07 were outstanding and 16,305,874 shares of Class A Common Stock were available for future issuance in connection with stock options under the Company Stock Award Plans (including 8,230,037 shares reserved pursuant to outstanding options), (ii) there were 320,910 partnership units in Patriot American Hospitality Partnership, L.P. or Wyndham International Operating Partnership, L.P. outstanding (collectively, the "OP UNITS") and 320,910 shares of Class A Common Stock are reserved for issuance upon the redemption of the OP Units and (iii) there were 11,000,000 shares of Class A Common Stock reserved for issuance in connection with the Stipulation of Settlement, dated as of February 28, 2005 relating to In re: Patriot American Hospitality, Inc. Securities Litigation. Under the Company's Rights Plan, the board of directors of the Company created a series of 5,000,000 shares of preferred stock designated as the "SERIES C PARTICIPATING PREFERRED Stock," par value $0.01 per share (the "SERIES C PREFERRED STOCK"), which are issuable in connection with the rights to purchase those shares (the "COMPANY RIGHTS") issued under the Rights Plan. No Company Stock is held in the treasury of the Company or by any Subsidiary. Since the Capitalization Date through the date of this Agreement, other than in connection with the issuance of shares of Class A Common Stock pursuant to the exercise of, or lapse of restrictions under, Company Stock Awards outstanding as of the Capitalization Date, there has been no change in the number of shares of outstanding capital stock of the Company or the number of outstanding Company Stock Awards. Except as set forth above or as set forth in Section 3.10(a) of the Company Disclosure Letter, as of the date hereof, there are no shares of capital stock or securities convertible into or exchangeable for or rights to acquire shares of capital stock of the Company authorized, issued, outstanding or reserved for issuance. Assuming the Recapitalization Merger Effective Time had occurred immediately prior to the execution and delivery of this Agreement, the holders of Class A Common Stock would hold an aggregate of 172,791,295 shares of Common Stock, the holders of Series A Preferred Stock would hold an aggregate of 4,763,086.67 shares of Common Stock, the holders of Series B Preferred Stock would hold an aggregate of 1,034,396,672.33 shares of Common Stock and no shares of Common Stock would be issued in respect of Class B Common Stock, in each case, subject to the exercise of applicable dissenter rights. As of the date of this Agreement, the shares of Series A Preferred Stock, in the aggregate, (i) had an aggregate Liquidation Preference (as such term is defined in the Certificate of Designation of Series A Preferred Stock of the Company) equal to $7,919.628 and (ii) were convertible into an aggregate of 863,312.14 shares of Class A Common Stock. As of the date of this Agreement, the shares of Series B Preferred Stock, in the aggregate, (i) had an aggregate Liquidation Preference (as such term is defined in the Certificate of Designation of Series B Preferred Stock of the Company) equal to $1,719,900,876 and (ii) were convertible into an aggregate of 187,484,980.30 shares of Class B Common Stock.

         (b) All shares of Company Stock that are outstanding are, and all shares of Company Stock (including all shares of Common Stock to be issued in the Recapitalization Merger) that are subject to issuance, upon issuance prior to the Effective Time upon the terms and subject to the conditions specified in the instruments under which they are issuable will be, duly authorized, validly issued, fully paid and non-assessable and not subject to any pre-emptive rights.

         (c) The Company has made available to Parent correct and complete copies of all stock award plans set forth on Section 3.10(c) of the Company Disclosure Letter (the "COMPANY STOCK AWARD PLANS") and all forms of options and other stock-based awards issued under those Company Stock Award Plans.

         (d) Each outstanding share of capital stock, each limited liability company membership interest and each partnership interest of each Subsidiary of the Company is duly authorized, validly issued, fully paid and non-assessable and not subject to any pre-emptive rights, other than as set forth in Section 3.10(d) of the Company Disclosure Letter.

         (e)      Except as set forth in this Section 3.10 and as set forth in
Section 3.10(e) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of Company Stock or capital stock of any Subsidiary of the Company or (ii) to provide any funds to, make any investment in (whether in the form of a loan, capital contribution or otherwise) or provide any guarantee with respect to (A) any Subsidiary of the Company or (B) any other Person.

         (f) As of the date of this Agreement, the only outstanding Indebtedness for borrowed money of the Company and the Subsidiaries is set forth in Section 3.10(f) of the Company Disclosure Letter.

         Section 3.11      VOTING.

         (a) The Requisite Company Vote is the only vote of the holders of any class or series of the capital stock of the Company or any of its Subsidiaries necessary (under the Company Organizational Documents, the DGCL, other applicable Laws or otherwise) to approve and adopt this Agreement, the Merger and the transactions contemplated thereby, except as may be required under the Recapitalization and Merger Agreement.

         (b) Except as set forth in Section 3.11(b) of the Company Disclosure Letter, there are no stockholders agreements, registration rights agreements, voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party or of which the Company has Knowledge with respect to any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any other Contract relating to disposition, voting or dividends with respect to any equity securities of the Company or of any Subsidiary, other than the Voting Agreement. There are no bonds, debentures, notes or other instruments of Indebtedness of the Company or any of its Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities having the right to vote, on any matters on which stockholders of the Company may vote.

         Section 3.12 SEC REPORTS. The Company has timely filed with the SEC, and has made available to Parent correct and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by the Company with the SEC since January 1, 2002 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (a) were prepared in accordance with the requirements of the Securities Act of 1933 (the "SECURITIES ACT"), the Exchange Act and other applicable Laws and (b) did not, at the time they were filed, or if amended or restated, at the time of such later amendment or restatement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, reports, schedules, statements or other documents with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation service. The Company has made available to Parent copies of all material correspondence between the SEC, on the one hand, and the Company and any of the Subsidiaries, on the other hand, since January 1, 2003 through the date of this Agreement.

         Section 3.13 FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Reports (including, in each case, any notes thereto):

         (a) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

         (b) were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes to those financial statements); and

         (c) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments). Except as set forth in Section 3.13(c) of the Company Disclosure Letter, all of the Subsidiaries are consolidated for accounting purposes.

         Section 3.14 LIABILITIES. There are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (collectively, "LIABILITIES") of the Company or any of its Subsidiaries which are required to be recorded or reflected on a balance sheet, including the footnotes thereto, under GAAP, other than:

         (a) Liabilities disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of March 31, 2005 or the footnotes thereto set forth in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005;

         (b) Liabilities incurred since March 31, 2005 in the ordinary course of business consistent with past practices that would not have a Company Material Adverse Effect; and

         (c) Liabilities set forth in Section 3.14(c) of the Company Disclosure Letter.

         Section 3.15 ABSENCE OF CERTAIN CHANGES. Except as set forth in Company SEC Reports filed at least two Business Days prior to the date of this Agreement, since March 31, 2005, the Company and each of its Subsidiaries have conducted their business in the ordinary course consistent with past practices and:

         (a)      there has not been any Company Material Adverse Effect; and

         (b) neither the Company nor any of its Subsidiaries has taken any action which, if taken after the date of this Agreement, would be prohibited by
Section 5.1, other than as set forth in Section 3.15 of the Company Disclosure Letter or any action described in clause (ii) of Section 5.1(k).

         Section 3.16 LITIGATION. Except as set forth in Company SEC Reports filed at least two Business Days prior to the date of this Agreement, and except as set forth in Section 3.16 of the Company Disclosure Letter, there are no legal actions, claims, demands, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings (collectively, "LEGAL ACTIONS") pending or, to the Knowledge of the Company, threatened against (a) the Company or any of its Subsidiaries or the Company Assets or (b) any director, officer or employee of the Company or any of its Subsidiaries or other Person for whom the Company or any of its Subsidiaries may be liable, in each case other than Legal Actions that would not have a Company Material Adverse Effect. There are no Orders outstanding against the Company or any of its Subsidiaries or the Company Assets other than Orders that would not have a Company Material Adverse Effect. Other than pursuant to Company Organizational Documents or as set forth in Section 3.18(a) of the Company Disclosure Letter, no Contract between the Company or any Subsidiary and any current or former director or officer exists that provides for indemnification.

         Section 3.17      CONTRACTS.

         (a) Section 3.17(a) of the Company Disclosure Letter contains a list of the following Company Contracts as of the date hereof:

                  (i) any lease of real or personal property, with third parties other than the Company or any Subsidiaries, providing for annual rentals of $500,000 or more;

                  (ii) any Contract, with the exception of the management agreements set forth in Section 3.24(c) or (d) of the Company Disclosure Letter and the franchise agreements set forth in Section 3.24(c) or (e) of the Company Disclosure Letter, for the purchase of materials, supplies, goods, services, equipment or other assets that is not terminable without material penalty on 90 days notice by the Company or the Subsidiaries and that provides for or is reasonably likely to require either (A) annual payments from the Company and the Subsidiaries of $500,000 or more, or (B) aggregate payments from the Company and the Subsidiaries of $5,000,000 or more;

                  (iii) any partnership, limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture which is not a wholly-owned Subsidiary of the Company;

                  (iv) any Contract (other than among consolidated Subsidiaries) under which Indebtedness for borrowed money is (including guarantees) outstanding or may be incurred or pursuant to which any property or asset of the Company or any of its Subsidiaries is mortgaged, pledged or otherwise subject to a Lien, or any Contract restricting the incurrence of Indebtedness or the incurrence of Liens or restricting the payment of dividends or the transfer of any Property (except, with respect to the transfer of Leased Properties, restrictions contained in the Lease Documents). "INDEBTEDNESS" means, without duplication, (A) indebtedness for borrowed money (excluding any interest thereon), secured or unsecured, (B) obligations under conditional sale or other title retention Contracts relating to purchased property, (C) capitalized lease obligations, (D) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions (valued at the termination value thereof), and (E) guarantees of any Indebtedness of the foregoing of any other person;

                  (v) any Contract currently required to be filed as an exhibit to the Company's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

                  (vi) any Contract that purports to limit in any material respect the right of the Company or the Subsidiaries (A) to engage in any line of business, or (B) to compete with any person or operate in any location;

                  (vii) any Contract providing for the sale or exchange of, or option to sell or exchange, any Property, or for the purchase or exchange of, or option to purchase or exchange, any real estate entered into in the past 18 months or in respect of which the applicable transaction had not been consummated;

                  (viii) any Contract entered into in the past 18 months or in respect of which the applicable transaction had not been consummated for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets (other than Contracts referenced in clause (vii) of this Section 3.17(a)) or capital stock or other equity interests of another person for aggregate consideration in excess of $500,000, in each case other than in the ordinary course of business and in a manner consistent with past practice;

                  (ix) any Contract pursuant to which the Company or any of its Subsidiaries manages any real property;

                  (x) other than Contracts for ordinary repair and maintenance, any Contract relating to the development or construction of, or additions or expansions to, the Properties, under which the Company or any of its Subsidiaries has, or expects to incur, an obligation in excess of $1,000,000 in the aggregate that has not been satisfied as of the date hereof;

                  (xi) any advertising or other promotional Contract providing for payment by the Company or any Subsidiary of $750,000 or more;

                  (xii) the Recapitalization and Merger Agreement or any related Contract with any of the parties thereto;

                  (xiii) any Contract to which the Company or any of its Subsidiaries has continuing indemnification obligations (other than Contracts entered into in the ordinary course of business) or potential liability under any purchase price adjustment that, in each case, could reasonably be expected to result in future payments of more than $1,000,000 or any Contract (a "SETTLEMENT AGREEMENT") relating to the settlement or proposed settlement of any Legal Action, which involves the issuance of equity securities or the payment of an amount, in any such case, having a value of more than $1,000,000;

                  (xiv) any license, royalty or other Contract concerning Intellectual Property which is material to the Company and its Subsidiaries; and

                  (xv) any Contract (other than Contracts referenced in clauses (i) through (xiv) of this Section 3.17(a)) which by its terms calls for payments by the Company and the Subsidiaries in excess of $5,000,000 (the Contracts described in clauses (i) through (xv) and those required to be identified in Sections 3.17(c), 3.18(a), 3.19, 3.20(a), 3.24(b),
     3.24(c), 3.24(d) and 3.24(e) and 3.24(h) of the Company Disclosure Letter, in each case together with all exhibits and schedules thereto being, the "MATERIAL CONTRACTS");

         (b)      Except as would not have a Company Material Adverse Effect,
(i) neither the Company nor any Subsidiary is and, to the Company's Knowledge, no other party is in breach or violation of, or default under, any Material Contract, (ii) none of the Company or any of the Subsidiaries has received any claim of default under any such Material Contract, and (iii) to the Company's Knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both). Except as would not have a Company Material Adverse Effect, each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect. The Company has made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

         (c) Except as disclosed in the Company's Registration Statement on Form S-4 filed May 2, 2005, there are no Contracts or material transactions between the Company or any Subsidiary, on the one hand, and any (i) officer or director of the Company or any Subsidiary, (ii) record or beneficial owner of five percent or more of the voting securities of the Company, or (iii) associate (as defined in Rule 12b-2 under the Exchange Act) or affiliate of any such officer, director or record or beneficial owner, on the other hand, except those of a type available to employees generally or as set forth in Section 3.18 of the Company Disclosure Letter.

         Section 3.18      BENEFIT PLANS.

         (a) Section 3.18(a) of the Company Disclosure Letter contains a correct and complete list of (i) each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), including multiemployer plans within the meaning of Section 3(37) of ERISA and (ii) each other stock purchase, stock option, severance, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, legally binding or not, under which (A) any past or present director, officer, employee or consultant of the Company (each a "COMPANY EMPLOYEE") has any present or future right to benefits or (B) the Company has any present or future Liabilities. All such plans, agreements, programs, policies, commitments and arrangements (whether or not set forth in Section 3.18(a) of the Company Disclosure Letter) are collectively referred to as the "COMPANY BENEFIT PLANS." All references to the "Company" in this Section
3.18 shall refer to the Company and any member of its "controlled group" within the meaning of Section 414 of the Code and Section 1028 of the Puerto Rico Internal Revenue Code ("PRIRC").

         (b) With respect to each Company Benefit Plan, if applicable, the Company has made available to Parent correct and complete copies of: (i) all plan texts and agreements and related trust agreements (or other funding vehicles); (ii) the most recent summary plan descriptions and material employee communications; (iii) the most recent annual report (including all schedules);
(iv) the most recent actuarial valuation report (if any), annual audited financial statements and opinion; (v) the Form 5500 and attached schedules; (vi) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service (the "IRS"); (vii) under Section 1165(a) of the PRIRC, the most recent determination letter received from the Puerto Rico Treasury Department (the "P.R. TREASURY");
(viii) if the plan is intended to qualify under Section 1046 of the PRIRC, the most recent determination letter from the P.R. Treasury; and (ix) all material communications with any Governmental Entity given or received within the past three years.

         (c) All amounts properly accrued as liabilities or expenses of any Company Benefit Plan have been properly reflected in the most recent financial statements contained in the Company SEC Reports, to the extent required by GAAP. Since the date of such financial statements, there has been no amendment or change in interpretation by the Company relating to any Company Benefit Plan which would materially increase the cost of such Company Benefit Plan.

         (d) The Company Disclosure Letter, the Company does not maintain or contribute to, and has not within the preceding five years maintained or contributed to, or had during such period the obligation to maintain or contribute to, nor does the Company have any unsatisfied obligation with respect to, any Company Benefit Plan that constitutes a "single employer plan" within the meaning of Section 4001(a)(15) of ERISA. Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, the Company does not maintain or contribute to, and has not within the preceding five years maintained or contributed to, or had during such period the obligation to maintain or contribute to, or have any unsatisfied obligation with respect to, any "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) or any "multiple employer plan" (within the meaning of the Code or ERISA).

         (e) Each Company Benefit Plan has been established and administered in compliance in all material respects with its terms and all applicable Laws. Each Company Benefit Plan that requires registration with a Governmental Entity has been so registered. Except as set forth in Section 3.18(e) of the Company Disclosure Letter, with respect to each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code or 1165 of the PRIRC, as the case may be, (i) such plan has been issued a favorable determination letter by the IRS and P.R. Treasury, as the case may be, with respect to such qualification, (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and under Section 1165 of the PRIRC and (iii) no event has occurred since the date of such qualification or exemption that would adversely affect such qualification or exemption. With respect to each Company Benefit Plan, except as set forth in Section 3.18(e)(z) of the Company Disclosure Letter, which is intended to qualify under Section 1046 of the PRIRC, such plan has been issued the corresponding approval from the P.R. Treasury. With respect to each Company Benefit Plan, (x) no Legal Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, (y) no facts or circumstances exist that could reasonably be expected to give rise to any such Legal Actions, and
(z) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other Governmental Entities are pending, in progress or, to the Knowledge of the Company, threatened (including any routine requests for information from the PBGC).

         (f) Each Company Benefit Plan which is a "group health plan" within the meaning of Section 607(1) of ERISA is in compliance in all material respects with the provisions of the Consolidated Omnibus Budget Recommendation Act of 1985 ("COBRA"), the Health Insurance Portability and Accountability Act of 1996 and other applicable Laws.

         (g) Except as set forth in Section 3.18(g) of the Company Disclosure Letter, there are no: (i) Company Benefit Plans under which welfare benefits are provided to Company Employees beyond their retirement or other termination of service, other than coverage mandated by COBRA, Section 4980B of the Code, Title I of ERISA or any similar state group health plan continuation Laws (collectively, "COBRA"), the cost of which is fully paid by such Company Employees or their dependents; or (ii) unfunded Company Benefit Plan obligations with respect to any Company Employees that are not fairly reflected by reserves shown on the most recent financial statements contained in the Company SEC Reports. The provision of postretirement welfare benefits under any Company Benefit Plan (other than those required to be provided under COBRA or any employment agreement set forth in Section 3.18(a) of the Company

Disclosure Letter) may be terminated at any time by the Company without Liability to the Company.

         (h) Except as set forth in Section 3.18(h) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any Company Employee; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or section 4975 of the Code, (v) cause the Company to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity based award, or (vi) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment," as defined in section 280G(b)(1) of the Code.

         (i) Neither the Company nor any Company Benefit Plan, nor to the Knowledge of the Company any "disqualified person" (as defined in Section 4975 of the Code) or "party in interest" (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which, individually or in the aggregate, has resulted or could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

         (j) Except as provided in Section 3.18(j) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any Contract providing a future obligation, or has communicated any intention to any Company Employee, to create any additional Company Benefit Plans or to modify any existing Company Benefit Plan.

         (k) Except as disclosed in Section 3.18(k) of the Company Disclosure Letter, no capital stock or other securities of the Company or any of its Subsidiaries forms or has formed a material part of the assets of any Company Benefit Plan.

         (l) Except as set forth in Section 3.18(l) of the Company Disclosure Letter, no Company Benefit Plan is maintained outside the jurisdiction of the United States or Puerto Rico or covers Company Employees outside of the United States and Puerto Rico.

         Section 3.19      EXECUTIVE AND DIRECTOR LOANS. Except as set forth in
Section 3.19 of the Company Disclosure Letter, there are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (within the meaning of Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any of its Subsidiaries has made any loans to any such executive officers or directors.

         Section 3.20      LABOR RELATIONS.

         (a) Except as set forth in Section 3.20(a) (i) of the Company Disclosure Letter, none of the employees of the Company or its Subsidiaries is represented by a union and, to the Knowledge of the Company, no union organizing efforts have been conducted within the last three years or are now being conducted. Except as set forth in Section 3.20(a) (ii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any collectively bargaining agreement or other labor contract. Neither the Company nor any of its Subsidiaries currently has, nor to the Knowledge of the Company, is there now threatened, a strike, picket, work stoppage, work slowdown or other organized labor dispute.

         (b) Except as set forth in Section 3.20(b) of the Company Disclosure Letter, the Company and each of its Subsidiaries is in compliance in all material respects with all applicable Laws relating to the employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity and the collection and payment of withholding and/or social security taxes. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or any similar state or local Law within the last six months which remains unsatisfied.

         Section 3.21 TAXES. Except as set forth in Section 3.21 of the Company Disclosure Letter:

         (a) All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been properly prepared and timely filed, and all such Tax Returns (including information provided therewith or with respect thereto) are correct and complete in all material respects, except for Tax Returns as to which the failure to so file or be true, complete and correct in all material respects would not have a Company Material Adverse Effect.

         (b) The Company and its Subsidiaries have fully and timely paid, or will timely pay prior to Closing, all material Taxes due and payable, and have made adequate provision in accordance with GAAP for any Taxes that are not yet due and payable for all taxable periods, or portions thereof, ending on or before the date of this Agreement, except for Taxes as to which the failure to pay or adequately provide for would not have a Company Material Adverse Effect.

         (c) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending, except for such agreements or requests that would not have a Company Material Adverse Effect.

         (d) No audit or other proceeding by any Governmental Entity is pending or, to the Knowledge of the Company, threatened in writing with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries except for such audits and proceedings that would not have a Company Material Adverse Effect.

         (e) All deficiencies for Taxes asserted or assessed in writing against the Company or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the most recent financial statements contained in the Company SEC Reports.

         (f) No material claim in writing has been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that the Company or such Subsidiary is or may be subject to Tax in such jurisdiction.

         Section 3.22      ENVIRONMENTAL MATTERS. Except as set forth in Section
3.22 of the Company Disclosure Letter or as would not have a Company Material Adverse Effect:

         (a) The Company and each of its Subsidiaries are and have been continuously in compliance with:

                  (i) all applicable Laws relating to (A) pollution, contamination, protection of the environment or public or employee health and safety, (B) emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the air (indoor or outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or (C) the manufacture, processing, distribution, use, treatment, storage, disposal, arranging for disposal, transport or handling of Hazardous Substances (collectively, "ENVIRONMENTAL MATTERS"); and

                  (ii) all applicable Orders and Permits relating to Environmental Matters (collectively, "ENVIRONMENTAL LAWS").

         (b) To the Knowledge of the Company, there are no past or present conditions, events, circumstances, facts, activities, practices, incidents or actions:

                  (i) that have given rise or could reasonably be expected to give rise to any Liabilities of the Company or any of its Subsidiaries under any Environmental Laws;

                  (ii) that have required or could reasonably be expected to require the Company or any of its Subsidiaries to incur any actual or potential cleanup, remediation, removal or other response costs (including the cost of coming into compliance with Environmental Laws), investigation costs (including fees of consultants, counsel and other experts in connection with any environmental investigation, testing, audits or studies), losses, Liabilities, payments, damages (including any actual, punitive or consequential damages

      (A) under any Environmental Laws, contractual obligations or otherwise or
      (B) to third parties for personal injury or property damage), civil or criminal fines or penalties, judgments or amounts paid in settlement, in each case arising out of or relating to any Environmental Matters (collectively, "ENVIRONMENTAL COSTS"); or

                  (iii) that have formed or could reasonably be expected to form the basis of any Legal Action against or involving the Company or any of its Subsidiaries arising out of or relating to any Environmental Matters.

         (c) Neither the Company nor any of its Subsidiaries has received any notice or other communication: (i) that any of them is or may be a potentially responsible Person or otherwise liable in connection with any waste disposal site or other location allegedly containing any Hazardous Substances;
(ii) of any failure by any of them to comply with any Environmental Laws or the requirements of any environmental Permits; or (iii) that any of them is requested or required by any Governmental Entity or any other Person to perform or fund any investigatory or remedial activity or other action in connection with any actual or alleged release or threatened release of Hazardous Substances or any other Environmental Matters.

This Section 3.22 shall be the only representation made by the Company with respect to Environmental Laws, Environmental Matters, Hazardous Substances or Environmental Costs.

         Section 3.23      INTELLECTUAL PROPERTY. Except as set forth in Section
3.23 of the Company Disclosure Letter or as would not have a Company Material Adverse Effect, (i) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company or any Subsidiary that the conduct of the business of the Company and its Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party; (ii) the Company or a Subsidiary owns or is licensed to use or otherwise has the right to use all Intellectual Property as currently used in the operation of its respective business, in accordance with the terms of any applicable license agreement governing Licensed Intellectual Property (as defined below); (iii) the Company or a Subsidiary owns the entire right, title and interest in and to each item of Intellectual Property purported to be owned by the Company or a Subsidiary, subject to any Liens, licenses or other rights granted (the "OWNED INTELLECTUAL PROPERTY"), none of the Owned Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of the Company, the Owned Intellectual Property is valid and enforceable; (iv) to the Knowledge of the Company, no person is engaging in any activity that infringes upon the Owned Intellectual Property; (v) to the Knowledge of the Company, each license of Intellectual Property licensed to the Company or a Subsidiary (the "LICENSED INTELLECTUAL PROPERTY") is valid and enforceable, is binding on all parties to such license, and is in full force and effect; (vi) to the Knowledge of the Company, no party to any license of the Licensed Intellectual Property is in breach thereof or default thereunder; (vii) the Company has taken commercially reasonable actions (including executing non-disclosure and intellectual property assignment agreements) to protect, preserve and maintain the Owned Intellectual Property; and (viii) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall adversely affect any of the Company's rights with respect to the Owned Intellectual Property or the Licensed Intellectual Property. For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all U.S., state and foreign (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof,
(iv) trade secrets under applicable law, including confidential and proprietary information and know-how and (v) all substantially similar rights, however such rights are denominated under applicable law.


         Section 3.24      REAL PROPERTY.

         (a) Section 3.24(a) of the Company Disclosure Letter lists each hotel (collectively, the "OWNED HOTELS"), and certain other parcels of real property currently owned by the Company or any Subsidiary, and sets forth the Company or the applicable Subsidiary owning such property. The Company has made available to Parent legal descriptions of each material parcel of real property (including each of the Owned Hotels) currently owned by the Company or any of its Subsidiaries (collectively, the "OWNED REAL PROPERTIES"; the Owned Real Properties together with the Leased Properties (defined below), collectively, the "PROPERTIES"). The Company or the applicable Subsidiary set forth on Section 3.24(a) of the Company Disclosure Letter owns fee simple title to the Owned Real Properties, free and clear of all Liens, other than (i) Liens for current real estate taxes and assessments not yet due and payable or Liens for income and similar taxes that are being contested in good faith and for which the Company has made adequate provision in accordance with GAAP, (ii) inchoate mechanics' and materialmen's Liens for construction in progress, (iii) to the extent such Liens would not have a Company Material Adverse Effect, (A) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice, (B) all matters of record, and (C) all Liens and other imperfections of title and encumbrances that are typical for the applicable property type and locality and which would not reasonably be expected to materially interfere with the conduct of the business of the Company or such Subsidiary; and (iv) all matters disclosed in zoning reports or instruments or agreements of record made available to the Parent prior to the date of this Agreement (collectively, "PERMITTED LIENS"). Except as disclosed in Section 3.24(a) of the Company Disclosure Schedules, none of the Owned Hotels or Leased Properties is subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed. Neither the Company nor any Subsidiary is in violation of any material covenants, conditions or restrictions of record affecting any Properties which violations would have a Company Material Adverse Effect.

         (b) Section 3.24(b) of the Company Disclosure Letter lists each hotel property currently leased or subleased by the Company or any Subsidiary from a third party other than the Company or any Subsidiary (collectively, the "LEASED PROPERTIES") and sets forth the Company or the Subsidiary holding such leasehold interest, the date of the lease and each material amendment, guaranty or other agreement relating thereto (collectively, the "LEASE DOCUMENTS"). The Company or the applicable Subsidiary owns a valid leasehold interest in the Leased Properties, free and clear of all Liens other than Permitted Liens. True, correct and complete copies of all Lease Documents have been made available to Parent. Each of the Lease Documents is valid, binding and in full force and effect as against the Company or the Subsidiaries and, to the Company's Knowledge, as against the other party thereto. As of the date hereof, to the Company's Knowledge, neither the Company nor any Subsidiary or other party is in breach or violation of, or default (in each case, with or without notice or lapse of time or both) under, any of the Lease Documents and none of the Company or any of the Subsidiaries has received or given any notice of default under any such agreement which remains uncured.

         (c) Section 3.24(c) of the Company Disclosure Letter lists each management, franchise, license or other agreement providing for the management of any Owned Hotel or Leased Property by any party other than the Company or any Subsidiary and sets forth the Company or any such Subsidiary party to such agreement, the date of such agreement and each amendment, guaranty, or other agreement binding on the Company or any Subsidiary and relating thereto (collectively, "THIRD PARTY FLAG AGREEMENTS"). True, correct and complete copies of each Third Party Flag Agreement have been made available to Parent. Each Third Party Flag Agreement is valid, binding and in full force and effect as against the Company or the Subsidiaries, and, to the Company's Knowledge, as against the other party thereto.

         (d) Section 3.24(d) of the Company Disclosure Letter lists each management agreement pursuant to which the Company or any Subsidiary manages or operates any real property on behalf of any third party owner other than the Company or any Subsidiary, and describes the property that is subject to such management agreement, the Company or the Subsidiary that is a party, the date of such management agreement and each material amendment, guaranty or other agreement binding on the Company or any Subsidiary and relating thereto (collectively, the "MANAGEMENT AGREEMENT DOCUMENTS"). True, correct and complete copies of all Management Agreement Documents have been made available to Parent. Each of the Management Agreement Documents is valid, binding and in full force and effect as against the Company or the Subsidiaries and, to the Company's Knowledge, as against the other party thereto.

         (e) Section 3.24(e) of the Company Disclosure Letter lists each agreement pursuant to which the Company or any Subsidiary grants any rights to any third party (other than the Company or any Subsidiary) to operate any property utilizing any of the Owned Intellectual Property or the Licensed Intellectual Property, and describes the property that is subject to such agreement, the Company or the Subsidiary that is a party, the date of such franchise agreement and each material amendment, guaranty or other instruments binding on the Company or any Subsidiary and relating thereto (collectively, the "FRANCHISE AGREEMENT DOCUMENTS"). True, correct and complete copies of all Franchise Agreement Documents have been made available to Parent. Each of the Franchise Agreement Documents is valid, binding and in full force and effect as against the Company or the Subsidiaries and, to the Company's Knowledge, as against the other party thereto.

         (f) There are no latent defects or adverse physical conditions affecting any Property or the improvements thereon, other than those that would not have a Company Material Adverse Effect.

         (g) With respect to each private club operated at any of the Properties, to the Company's Knowledge, all material documents in the possession of the Company (collectively, the "CLUB DOCUMENTS") have been made available to Parent. Except as would not reasonably be expected to have a Company Material Adverse Effect, to the Company's Knowledge, (i) neither the Company nor any Subsidiary has received any written notice of any default by the Company or any Subsidiary under the Club Documents, and (ii) no event has occurred which, with notice or lapse of time or both, would constitute a default by the Company or any Subsidiary under the Club Documents.

         Section 3.25      PERSONAL PROPERTY. Except as set forth in Section
3.25 of the Company Disclosure Letter, the Company and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all personal Company Assets owned, used or held for use by them, except as would not have a Company Material Adverse Effect. Except as set forth in Section 3.25 of the Company Disclosure Letter, neither the Company's nor any of its Subsidiaries' ownership of or leasehold interest in any such personal property is subject to any Liens, except for Liens that would not have a Company Material Adverse Effect.

         Section 3.26      PERMITS; COMPLIANCE WITH LAWS.

         (a) Except as set forth in Section 3.26 of the Company Disclosure Letter, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses (including gaming and liquor licenses), easements, variances, exceptions, consents, certificates, approvals and other permits of any Governmental Entity ("PERMITS") necessary for it to own, lease and operate its properties and assets or to carry on its business as it is now being conducted (collectively, the "COMPANY Permits"), and all such Company Permits are in full force and effect, except as would not have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or threatened, and no such suspension or cancellation will result from the transactions contemplated by this Agreement, except as would not have a Company Material Adverse Effect.

         (b) Neither the Company nor any of its Subsidiaries is, nor since January 1, 2002 has been, in conflict with, or in default or violation of, (i) any Laws applicable to the Company or such Subsidiary or by which any of the Company Assets is bound or (ii) any Company Permits, except as would not have a Company Material Adverse Effect.

         Section 3.27 INSURANCE. Section 3.27 of the Company Disclosure Letter sets forth a complete and correct list of all material insurance policies owned or held by the Company and each Subsidiary, true and complete copies of which have been made available to Parent. With respect to each such insurance policy, except as would not have a Company Material Adverse Effect or as set forth in Section 3.27 of the Company Disclosure Letter: (a) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (b) neither the Company nor any Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (c) to the Knowledge of the Company, as of the date hereof no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; (d) as of the date hereof no notice of cancellation or termination has been received; and
(e) the policy is sufficient for compliance with all requirements of Law and the express requirements of all Contracts to which the Company or the Subsidiaries are parties or otherwise bound. The Company and its Subsidiaries maintain, and have maintained without interruption, policies or binders of insurance covering risks and events and in amounts adequate for their respective businesses and operations to the extent customary in the industry in which they operate. Except as set forth in Section 3.27 of the Company Disclosure Letter, such policies will not terminate as a result of the consummation of the transactions contemplated by this Agreement.

         Section 3.28 TAKEOVER STATUTES. The board of directors of the Company has taken all necessary action to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement, including by approving this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement. Except as set forth in Section 3.28 of the Company Disclosure Letter, no other takeover statutes apply or purport to apply to this Agreement, the Voting Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement.

         Section 3.29      INTERESTED PARTY TRANSACTIONS. Except as set forth on
Section 3.29 of the Company Disclosure Letter, between the date of the Company's last annual meeting proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         Section 3.30 OPINION OF FINANCIAL ADVISOR. J.P. Morgan Securities Inc. (the "COMPANY FINANCIAL ADVISOR") has delivered to the board of directors of the Company its written opinion to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the stockholders of the Company from a financial point of view. The Company has made available to Parent a complete and correct copy of such opinion. The Company has obtained the authorization of the Company Financial Advisor to include a copy of such opinion in the Company Proxy Statement.

         Section 3.31 RIGHTS AGREEMENT. The Company has delivered or made available to the Parent a correct and complete copy of the Rights Agreement dated as of June 29, 1999, as amended (the "RIGHTS PLAN") between the Company and American Stock Transfer and Trust Company, including all exhibits thereto. The Company has taken all necessary action so that neither of the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) cause the Company Rights to become exercisable, (b) cause any person to become an Acquiring Person (as defined in the Rights Agreement) or (c) give rise to a Distribution Date or a Triggering Event (each as defined in the Rights Plan).

         Section 3.32 BROKERS AND FINDERS. No broker, finder or investment banker other than the Company Financial Advisor, Bear Stearns & Co. Inc., Morgan Stanley & Co. Inc. and Eastdil Realty Company, L.L.C. is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a correct and complete copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

         Section 3.33 INFORMATION SUPPLIED. None of the information included or incorporated by reference in the Company Proxy Statement will, at the time it is filed with the SEC, at any time it is amended or supplemented, at the time it becomes effective under the Securities Act, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in connection with the preparation of the Company Proxy Statement for inclusion or incorporation by reference therein. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as set forth in the disclosure letter (with specific reference to the section of this Agreement to which the information stated in such disclosure letter relates; provided that any fact or condition disclosed in any section of such disclosure letter in such a way as to make its relevance to another section of such disclosure letter that relates to a representation or representations made elsewhere in Article IV of this Agreement reasonably apparent shall be deemed to be an exception to such representation or representations notwithstanding the omission of a reference or cross reference thereto) delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE LETTER"), Parent and Merger Sub represent and warrant to the Company that:

         Section 4.1 ORGANIZATION AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

         Section 4.2 CORPORATE AUTHORIZATION. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The board of directors of Parent has unanimously adopted resolutions approving this Agreement and the transactions contemplated by this Agreement. The board of directors of Merger Sub has unanimously adopted resolutions approving and declaring advisable this Agreement and the transactions contemplated by this Agreement. The execution and delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub.

         Section 4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws related to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity.

         Section 4.4 GOVERNMENTAL AUTHORIZATIONS. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than:

         (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

         (b) the filing with the SEC of any filings or reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Exchange Act or the Securities Act;

         (c)      the pre-merger notification required under the HSR Act;

         (d)      compliance with the Foreign Competition Laws;

         (e) any applicable state or federal Laws governing gaming activities or the sale of liquor; and

         (f) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Parent Material Adverse Effect.

Notwithstanding anything to the contrary in this Agreement, the failure to obtain approvals, consents or authorizations in respect of or related to the matters referred to in Section 4.4(e) shall not be a condition to the Closing.

         Section 4.5 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not:

         (a) contravene or conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub;

         (b) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to Parent or any of its Subsidiaries or by which any assets of Parent or any of its Subsidiaries ("PARENT ASSETS") are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 4.4 have been obtained or made other than as would not have a Parent Material Adverse Effect;

         (c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts to which Parent or any of its Subsidiaries is a party or by which any Parent Assets are bound (collectively, "PARENT CONTRACTS"), other than as set forth in Section 4.5(c) of the Parent Disclosure Letter or as would not have a Parent Material Adverse Effect; or

         (d) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Parent Contracts, other than as set forth in Section 4.5(d) of the Parent Disclosure Letter or as would not have a Parent Material Adverse Effect.

         Section 4.6 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

         Section 4.7 CAPITAL RESOURCES. Parent has delivered to the Company correct and complete copies of (a) an executed commitment letter from Blackstone Real Estate Partners IV L.P. to provide equity financing in an aggregate amount of $550,000,000 (the "EQUITY FUNDING LETTER"), and (b) an executed commitment letter (the "COMMITMENT LETTER") from Bear Stearns Commercial Mortgage, Inc. ("BEAR STEARNS") and Wachovia Bank, N.A. ("WACHOVIA") pursuant to which Bear Stearns and Wachovia have committed to provide Parent and certain existing or future subsidiaries of Merger Sub with financing in an aggregate amount of $2,800,000,000 (the "DEBT FINANCING" and together with the financing referred to in clause (a) being collectively referred to as the "FINANCING"). The Equity Funding Letter, in the form so delivered, is a legal, valid and binding obligation of the parties thereto and is in full force and effect as of the date hereof. The Commitment Letter is in full force and effect and is a legal, valid and binding obligation of Parent, and to the knowledge of Parent, the other parties thereto. No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Parent under either the Equity Funding Letter or the Commitment Letter. Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Equity Funding Letter or the Commitment Letter. Parent has fully paid any and all commitment fees and other fees required by the Commitment Letter to be paid as of the date hereof. Parent shall have at the Closing and at the Effective Time proceeds in connection with the Financing in an amount equal to up to $3,350,000,000 which will provide Parent in this Article IV with acquisition financing at the Effective Time sufficient to consummate the Merger upon the terms contemplated by this Agreement.

         Section 4.8 ABSENCE OF LITIGATION. As of the date of this Agreement, there is no Action pending or, to the knowledge of the officers of Parent, threatened, against Parent or any of its affiliates before any Governmental Entity that would or seeks to materially delay or prevent the consummation of the Merger or the transactions contemplated thereby. As of the date of this Agreement, neither Parent nor any of its affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the officers of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would or seeks to materially delay or prevent the consummation of any of the transactions contemplated hereby.

         Section 4.9 BROKERS. The Company will not be responsible for any brokerage, finder's or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub.

         Section 4.10 GUARANTEE. Concurrently with the execution of this Agreement, Parent has caused the Guarantor to deliver to the Company the duly executed Guarantee in the form attached as Annex I to this Agreement. The Guarantee is valid and in full force and effect, and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Guarantor under the Guarantee.

Section 4.11 PROXY STATEMENT. The information supplied by Parent or Merger Sub for inclusion in the Company Proxy Statement shall not at the time filed with the SEC, at any time it is amended or supplemented, at the time it becomes effective under the Securities Act, at the time it is mailed to the Company's stockholders or at the time of the Company Stockholders Meeting contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or by (or reasonably related to effectuating the terms of) the Recapitalization and Merger Agreement, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and (y) use its reasonable commercial efforts to conduct its operations in compliance with applicable laws and to maintain and preserve intact its business organization, to retain the services of its current officers and key employees, to preserve its assets and properties in good repair and condition, to maintain and protect its rights in material Intellectual Property used in the business of the Company and the Subsidiaries and to preserve the good will of its customers, suppliers and other Persons with whom it has business relationships. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, by (or reasonably related to effectuating the terms of) the Recapitalization and Merger Agreement or set forth in Section 5.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to take any of the following actions, without the prior written consent of Parent such consent not to be unreasonably withheld or delayed (PROVIDED, HOWEVER, that the Company shall only be obligated to cause any Subsidiary of which it does not own greater than 50% of the equity interests to take or not to take any action under this Agreement to the extent that the Company has the power (contractual or otherwise) to cause such entities to take or not to take such action and in any event subject to the fiduciary duties of the Company or any of its representatives or designees serving as officers, directors (or in similar capacities) of such Persons):

         (a) ORGANIZATION DOCUMENTS. Amend any of the Company Organizational Documents;

         (b) DIVIDENDS. Make, declare or pay any dividend or distribution on any shares of its capital stock, other than (i) until the Merger Recapitalization Effective

Time, other than any dividends on the Preferred Stock in additional shares of Preferred Stock pursuant to the terms thereof and (ii) dividends paid by wholly-owned Subsidiaries;

         (c) CAPITAL STOCK. (i) Adjust, split, combine or reclassify its capital stock, (ii) redeem, purchase or otherwise acquire or intentionally and voluntarily subject to a Lien (other than Liens for Taxes not yet due or payable or which are being contested in good faith), directly or indirectly, any shares of its capital stock or of any Subsidiary or any securities convertible or exchangeable into or exercisable for any shares of such capital stock, (iii) grant any Person any right or option to acquire any shares of such capital stock, (iv) issue, deliver or sell any additional shares of such capital stock or any securities convertible or exchangeable into or exercisable for any shares of such capital stock or such securities (other than pursuant to (1) the exercise of the Company Stock Options (2) the vesting of restricted stock, (3) the conversion of convertible securities, (4) the redemption of OP Units and (5) the Rights Plan, in each case outstanding as of the date of this Agreement) or
(v) enter into any Contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock; except in each case as permitted under Section 5.1(d);

         (d) COMPENSATION AND BENEFITS. (i) Increase the compensation or benefits payable or to become payable to any of the Company Employees, (ii) grant any retention, severance or termination pay to any of the Company Employees (except pursuant to the terms in effect on the date of this Agreement of existing agreements, plans or policies identified in Section 3.18(a) of the Company Disclosure Letter), (iii) enter into any new employment, bonus, change of control, consulting or severance agreement with any of the Company Employees, or (iv) establish, adopt, enter into, terminate, amend or take any action to accelerate rights under any Company Benefit Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, (v) grant any equity or equity based awards to any Company Employee, except in each case
(A) to the extent required by applicable Laws, (B) for increases in salary, wages and benefits of officers or employees in the ordinary course of business consistent with past practice, (C) in conjunction with new hires, promotions or other changes in job status occurring in the ordinary course of business consistent with past practice or (D) pursuant to existing collective bargaining agreements identified in Section 3.20(a) of the Company Disclosure Letter or
(vi) at any time within the 90 day period prior to the Closing Date, effectuate a "plant closing" "mass layoff" or similar triggering event as those terms are defined in WARN or any similar state or local Law, without complying with all provisions of WARN or any similar state or local Law;

         (e) ACQUISITIONS. (i) Acquire, by merger, consolidation, acquisition of equity interests or assets, or otherwise, any business or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof or any property or asset, other than acquisitions (other than of real property) that are not material to the Company and its Subsidiaries taken as a whole in the ordinary course of business consistent with past practice, (ii) acquire, enter into or extend any option to acquire, or exercise an option to acquire, any real property or commence construction of, or enter into any Contract to develop or construct, any real estate projects or
(iii) enter into any new line of business;

         (f) DISPOSITIONS. Sell, lease, license, transfer, pledge, encumber, grant or dispose of any Company Assets, including the capital stock of Subsidiaries of the Company, other than (i) the sale of inventory, (ii) the disposition of used or excess equipment or (iii) other dispositions of Company Assets (other than real property) that are not material to the Company and its Subsidiaries taken as a whole in the ordinary course of business consistent with past practice;

         (g) CONTRACTS. (i) Amend or modify in any material respect or enter into or terminate any Contract that would be a Material Contract or transaction that would be required to be set forth in Section 3.17(c) of the Company Disclosure Letter if in effect on the date of this Agreement, (ii) enter into any Contract that would limit or otherwise restrict the Company or any of its Subsidiaries or any of their successors, or that would, after the Effective Time, limit or otherwise restrict Parent or any of its Subsidiaries or any of their successors, from engaging or competing in any line of business or in any geographic area in any material respect or (iii) terminate, cancel or amend in any material respect any Material Contract other than in the ordinary course consistent with past practice; provided that the exception provided in this clause (iii) shall not be applicable to any Lease Documents, Settlement Agreement, Third Party Flag Agreement, Franchise Agreement Documents or Management Agreement Documents or to the Recapitalization and Merger Agreement;

         (h) INDEBTEDNESS; GUARANTEES. Incur, assume, guarantee or prepay any Indebtedness, other than in the ordinary course of business consistent with past practice under the First-Lien Credit Agreement by and among the Company, JPMorgan Chase Bank, N.A. and Bear Stearns Corporate Lending Inc., dated May 10, 2005, and the Second-Lien Credit Agreement by and among the Company, JPMorgan Chase Bank, N.A. and Bear Stearns Corporate Lending Inc., dated May 10, 2005 (the "CREDIT AGREEMENTS"), by the Company and the lenders named therein, or intentionally and voluntarily assume or otherwise become responsible for the Liabilities of any Person (other than Liabilities for Taxes incurred in the ordinary course of business);

         (i) LOANS. (i) Make any loans, advances or capital contributions to, or investments in, any other Person, other than to wholly-owned Subsidiaries or (ii) make any loans to its directors or officers;

         (j) CAPITAL EXPENDITURES. Make any capital expenditure, other than in respect of those capital expenditure projects that are set forth in Section 5.1(j) of the Company Disclosure Letter;

         (k) ACCOUNTING AND TAX. (i) Change its financial accounting policies or procedures, other than as required by GAAP or (ii) make, change or rescind any material Tax election or change a method of Tax accounting, in either case except as required by applicable Law or except for any such actions taken in the ordinary course of business;

         (l)      LEGAL ACTIONS. Waive, release, assign, settle or compromise
(i) any material Legal Actions or any material claim or material Liability other than in the ordinary course of business consistent with past practice or (ii) any Legal Action that is brought by any current, former or purported holder of any securities of the Company in its capacity as such and that (A) requires any payment to such security holders by the Company or any Subsidiary or (B) adversely affects in any material respect the ability of the Company and the Subsidiaries to conduct their business in a manner consistent with past practice;

         (m) INSURANCE. Fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses;

         (n) ZONING. Initiate or consent to any material zoning reclassification of any Owned Real Property or material Leased Property or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any Owned Real Property or material Leased Property; or

         (o)      RELATED ACTIONS. Agree or commit to do any of the foregoing.

         Section 5.2 OTHER ACTIONS. Parent and the Company shall not, and shall not permit any of their respective Subsidiaries or Affiliates to, take any action that could reasonably be expected to result in any of the conditions to the Merger set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being materially delayed, except, in the case of the Company, to the extent its board of directors withdraws, modifies or amends the Company Board Recommendation in accordance with Section 5.4(d).

         Section 5.3       ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) The Company shall, and shall cause its Subsidiaries, to: (i) provide to Parent and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, books and records of the Company and its Subsidiaries; and (ii) furnish promptly such information concerning Company and its Subsidiaries as Parent or its Representatives may reasonably request. Without limiting the foregoing, Parent and its Representatives (including its financing sources) shall have the right to conduct appraisal and environmental and engineering inspections of each of the Properties; PROVIDED, HOWEVER, that neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any building. No investigation conducted under this Section 5.3(a), however, will affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated February 28, 2005 (the "CONFIDENTIALITY AGREEMENT"), between Blackstone Real Estate Acquisitions IV L.L.C. and the Company with respect to the information disclosed under this Section 5.3.

         (c) Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall, consistent with the terms and conditions of this Agreement, exercise complete control and supervision over the operations of the Company and its Subsidiaries.

         Section 5.4       NO SOLICITATION.

         (a) From the date of this Agreement until the Effective Time, except as specifically permitted in Section 5.4(d), the Company shall not, and shall cause each of its Subsidiaries not to, and shall direct its Representatives not to, directly or indirectly:

                  (i) solicit, initiate, facilitate or knowingly encourage any inquiries, offers or proposals relating to a Takeover Proposal;

                  (ii) engage in discussions or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, any Person regarding a Takeover Proposal;

                  (iii) withdraw, modify or amend the Company Board Recommendation in any manner adverse to Parent;

                  (iv)     approve, endorse or recommend any Takeover Proposal;
      or

                  (v) enter into any agreement in principle, arrangement, understanding or Contract relating to a Takeover Proposal.

         (b) The Company shall, and shall cause each of its Subsidiaries to, and shall direct its Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person that has made or indicated an intention to make a Takeover Proposal. The Company shall promptly request that each Person who has executed a confidentiality agreement with the Company in connection with that Person's consideration of a Takeover Proposal return or destroy all non-public information furnished to that Person by or on behalf of the Company. The Company shall promptly inform its Representatives of the Company's obligations under this Section 5.4 and shall instruct its Representatives to notify the Company as promptly as practicable following receipt of a Takeover Proposal.

         (c) The Company shall notify Parent promptly (and in any event within 48 hours) upon receipt by the Company or any of its Subsidiaries (including through a notification by its Representatives) of (i) any Takeover Proposal or indication by any Person considering making an Takeover Proposal or
(ii) any request for information relating to the Company or any of its Subsidiaries other than requests for information in the ordinary course of business and unrelated to a Takeover Proposal or any inquiry or request for discussions or negotiations regarding any Takeover Proposal. The Company shall provide Parent promptly (and in any event within 48 hours) with the identity of such Person and a copy of such Takeover Proposal, indication, inquiry or request, including any modifications thereto (or, where no such copy is available, a description of such Takeover Proposal, indication, inquiry or request). The Company shall keep Parent reasonably informed on a prompt basis (and in any event within 48 hours) of the status of any such Takeover Proposal, indication, inquiry or request, and any related communications to or by the Company or its Representatives (the Company agreeing that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement which prohibits the Company from providing such information to Parent). The Company shall not, and shall cause each of its Subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of its Subsidiaries is a party and the Company shall, and shall cause its Subsidiaries to, enforce the provisions of any such agreement.

         (d) Subject to the Company's compliance with the provisions of this Section 5.4, and only until the Requisite Company Vote is obtained, the Company and its board of directors shall be permitted to:

                  (i) engage in discussions with a Person who has made a written Takeover Proposal not solicited in violation of this Section 5.4 to clarify the terms of such Takeover Proposal, or engage in discussions or negotiations with a Person who has made a written Takeover Proposal not solicited in violation of this Section 5.4 if prior to taking such action
      (1) the board of directors of the Company determines in good faith (after consultation with its advisors) that such Takeover Proposal is reasonably likely to result in a Superior Proposal, (2) the board of directors of the Company determines in good faith (after consultation with its outside legal counsel) that such action is necessary to comply with its fiduciary obligations to the stockholders of the Company under applicable Laws and
      (3) the Company has complied with clause (3) of (ii) below;

                  (ii) furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to a Person who has made a written Takeover Proposal not solicited in violation of this
      Section 5.4 if prior to taking such action (1) the board of directors of the Company determines in good faith (after consultation with its advisors) that such Takeover Proposal is reasonably likely to result in a Superior Proposal, (2) the board of directors of the Company determines in good faith (after consultation with its outside legal counsel) that such action is necessary to comply with its fiduciary obligations to the stockholders of the Company under applicable Laws and (3) with respect to clause (i) above and this clause (ii), the Company (A) has caused such Person to enter into a confidentiality agreement with the Company on terms and conditions substantially the same as those contained in the Confidentiality

      Agreement and (B) concurrently discloses the same such non-public information to Parent if not previously disclosed;

                  (iii) other than in connection with a Takeover Proposal, withdraw, modify or amend the Company Board Recommendation in a manner adverse to Parent, if the board of directors of the Company has determined in good faith, after consultation with outside legal counsel, that such action is necessary to comply with its fiduciary obligations to the stockholders of the Company under applicable Laws;

                  (iv) in response to the receipt of a Takeover Proposal, approve, endorse or recommend a written Takeover Proposal not solicited in violation of this Section 5.4 and, in connection therewith, withdraw, modify or amend the Company Board Recommendation in a manner adverse to Parent, if the board of directors of the Company (A) has determined in good faith, after consultation with a nationally-recognized and independent financial advisor, that such Takeover Proposal constitutes a Superior Proposal and (B) has determined in good faith, after consultation with its outside legal counsel, that such actions are necessary to comply with its fiduciary obligations to the stockholders of the Company under applicable Laws; or

                  (v) subject to the termination of this Agreement in compliance with Section 7.4(a), enter into an agreement providing for the implementation of a Superior Proposal.

         (e) Notwithstanding the foregoing, the board of directors of the Company shall be permitted to (i) disclose to the stockholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act and (ii) make such other public disclosure that it determines in good faith, after consultation with outside legal counsel, is required under applicable Laws, PROVIDED, HOWEVER, that neither the Company nor its board of directors shall (x) recommend that the stockholders of the Company tender their shares of Company Stock in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Takeover Proposal) or (y) withdraw, modify or amend the Company Board Recommendation, unless in the case of each of clauses (x) and (y), the requirements of Section 5.4(d) have been satisfied.

         (f) The Company shall not take any action to exempt any Person from the restrictions on "business combinations" contained in Section 203 of the DGCL (or any similar provisions) or otherwise cause such restrictions not to apply unless such actions are taken simultaneously with a termination of this Agreement in accordance with Section 7.4(a).

         Section 5.5       NOTICES OF CERTAIN EVENTS.

         (a) The Company shall notify Parent promptly of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this

Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives),
(iii) any material Legal Actions threatened or commenced against or otherwise affecting the Company or any of its Subsidiaries that are related to the transactions contemplated by the Agreement or (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 6.2(a) or 6.2(b) of this Agreement not to be satisfied.

         (b) Parent shall notify the Company promptly of (i) any communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Parent or its Representatives),
(ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from Parent or its Representatives) or (iii) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in
Section 6.3(a) or 6.3(b) of this Agreement not to be satisfied.

         (c) The delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.6       COMPANY PROXY STATEMENT.

         (a) As promptly as practicable following the date of this Agreement, the Company shall prepare a draft of the Company Proxy Statement. The Company shall provide Parent with a reasonable opportunity to review and comment on such draft, and once such draft is in a form reasonably acceptable to each of Parent and the Company, the Company shall file the Company Proxy Statement with the SEC. Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Company Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement.

         (b)      The Company shall use its commercially reasonable efforts to
(i) respond to any comments on the Company Proxy Statement or requests for additional information from the SEC as soon as practicable after receipt of any such comments or requests, (ii) have the Company Proxy Statement declared effective under the Securities Act as promptly as practicable following the date of this Agreement and (iii) cause the Company Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly (A) notify Parent upon the receipt of any such comments or requests and (B) provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. If at any time prior to the

Company Stockholders Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Company Proxy Statement, so that the Company Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to responding to any comments or requests of the SEC or the filing or mailing of the Company Proxy Statement (or any amendment or supplement thereto), the Company (x) shall provide Parent with a reasonable opportunity to review and comment on any drafts of the Company Proxy Statement and related correspondence and filings and (y) shall include in such drafts, correspondence and filings all comments reasonably proposed by Parent.

         (c) The Company Proxy Statement shall recommend to its stockholders that they adopt this Agreement and include the Company Board Recommendation unless the board of directors of the Company has withdrawn, modified or amended the Company Board Recommendation in accordance with Section 5.4(d).

         Section 5.7 COMPANY STOCKHOLDERS MEETING. The Company shall call and hold the Company Stockholders Meeting as promptly as practicable following the date of this Agreement for the purpose of obtaining the Requisite Company Vote and the requisite vote of the Company's stockholders to adopt the Recapitalization and Merger Agreement and, so long as this Agreement has not been terminated in accordance with its terms, the Recapitalization Merger shall not be consummated. Unless this Agreement shall have been terminated in accordance with Sections 7.1, 7.2, 7.3 or 7.4, the Company shall hold the Company Stockholders Meeting regardless of whether the Company has withdrawn, modified or amended the Company Board Recommendation. Subject to Section 5.4(d), the Company shall (a) use its reasonable best efforts to solicit or cause to be solicited from its stockholders proxies in favor of adoption of this Agreement and (b) take all other action necessary or advisable to secure the Requisite Company Vote.

         Section 5.8       EMPLOYEES; BENEFIT PLANS.

         (a) For a period of one year following the Closing Date (the "CONTINUATION PERIOD"), Parent shall cause the Surviving Corporation to provide Company Employees (other than those employees covered by a collective bargaining agreement) who are employed by the Company or its Subsidiaries as of the Effective Time ("ACTIVE EMPLOYEES") with compensation and benefits that are no less favorable in the aggregate, determined on an individual basis, as those provided under the Company Benefit Plans in effect at the Effective Time; PROVIDED, HOWEVER, that nothing herein shall prevent the amendment or termination of any specific plan, program or arrangement, require that the Surviving Corporation provide or permit investment in the securities of

Parent or the Surviving Corporation or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to comply with applicable law. Notwithstanding anything to the contrary set forth herein, nothing herein shall preclude the Surviving Corporation from terminating the employment of any Active Employee for any reason for which the Company could have terminated such person prior to the Effective Time.

         (b) Parent and its Affiliates shall honor all Company Benefit Plans (including, without limitation, any severance, change of control and similar plans and agreements) in accordance with their terms as in effect immediately prior to the Effective Time, subject to any amendment or termination thereof that may be permitted by such Company Benefit Plans and except as provided herein. Notwithstanding the foregoing, on and after the Effective Time, Parent and its Affiliates shall cause the Surviving Corporation to permit those class B directors who are in the Company's service as such on the date hereof, to direct, in accordance with Company policy as in effect on the date hereof, the donation of complimentary hotel room stays to tax-exempt organizations in the amount of no more than $350,000 in the aggregate. During the Continuation Period, Parent shall provide all Active Employees who suffer a qualifying termination of employment with severance benefits no less favorable than those that would have been provided to such Active Employees under the Company's severance policy as in effect immediately prior to the Effective Time.

         (c) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to any Active Employees after the Effective Time (the "NEW PLANS"), each Active Employee shall be credited with his or her years of service with the Company and its affiliates before the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its affiliates have given credit for prior service), to the same extent as such Active Employee was entitled, before the Effective Time, to credit for such service under any similar or comparable Company Benefit Plans (except to the extent such credit would result in a duplication of benefits). In addition, and without limiting the generality of the foregoing:
(i) each Active Employee immediately shall be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable Company Benefit Plan in which such Active Employee participated immediately before the Effective Time (such plans, collectively, the "OLD PLANS"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Active Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Active Employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such Active Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Active Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

         (d) Parent and the Company acknowledge and agree that all provisions contained herein with respect to employees are included for the sole benefit of Parent and the Company and shall not create any right (i) in any other Person, including any employees, former employees, any participant in any Company Benefit Plans or any beneficiary thereof or (ii) to continued employment with the Surviving Corporation.

         Section 5.9       DIRECTORS' AND OFFICERS' INDEMNIFICATION AND
INSURANCE.

         (a) Parent and the Surviving Corporation shall cause all rights to indemnification, advancement of expenses and exculpation now existing in favor of any present or former director or officer of the Company or any of its Subsidiaries (the "INDEMNIFIED PARTIES") as provided in the Company Organizational Documents or in agreements between an Indemnified Party and the Company or one of its Subsidiaries, in each case, in effect on the date of this Agreement to survive the Merger and to continue in full force and effect for a period of not less than six years after the Effective Time.

         (b) After the Effective Time, Parent and the Surviving Corporation shall, jointly and severally, indemnify all Indemnified Parties to the fullest extent permitted by applicable Laws with respect to all acts and omissions arising out of or relating to their services as directors or officers of the Company or its Subsidiaries occurring prior to the Effective Time. If any Indemnified Party is or becomes involved in any Legal Action in connection with any matter occurring prior to or at the Effective Time, Parent and the Surviving Corporation shall, jointly and severally, pay promptly after they are incurred such Indemnified Party's reasonable legal fees, costs and expenses incurred in connection with such Legal Action, subject to Parent's or the Surviving Corporation's, as applicable, receipt of an undertaking by or on behalf of such Indemnified Party, if required by the DGCL, to repay such legal fees, costs and expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified; PROVIDED, HOWEVER, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without the Surviving Company's written consent (which consent shall not be unreasonably withheld or delayed) and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Legal Action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action.

         (c) Parent and the Surviving Corporation shall, jointly and severally, (i) maintain in effect for at least six years after the Effective Time, if available, the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous) or (ii) obtain as of the Effective Time "tail" insurance policies with a claims period of at least six years from the Effective Time with at least the same coverage and amounts containing terms and conditions which are no less advantageous, in each case, with respect to claims arising out of or relating to events which occurred before or at the Effective Time so long as Parent and the Surviving Corporation are not required to pay an annual premium in excess of 300% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (such 300% amount being the "MAXIMUM PREMIUM"). The Company represents that such annual premium amount is set forth in Section 5.9(c) of the Company Disclosure Letter. If the Parent or the Surviving Corporation are unable to obtain the insurance described in the prior sentence for an amount less than or equal to the Maximum Premium, Parent and the Surviving Corporation shall, jointly and severally, instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Premium.

         (d) The covenants contained in this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

         (e) In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.9.

         Section 5.10 BEST EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Laws, each of the parties to this Agreement shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in
Article VI are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable.

         Section 5.11      CONSENTS; FILINGS; FURTHER ACTION.

         (a) Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Laws, each of Parent and the Company shall (i) use its best efforts to obtain any consents, approvals or other authorizations, and make any filings and notifications required in connection with the transactions contemplated by this Agreement and (ii) thereafter make any other submissions either required or deemed appropriate by either Parent or the Company, in connection with the transactions contemplated by this Agreement under (A) the Securities Act and the Exchange Act, (B) the HSR Act and Foreign Competition Laws, (C) the DGCL, (D) the AMEX rules and regulations and (E) any other applicable Laws. Parent and the Company shall cooperate and consult with each other in connection with the making of all such filings and notifications, including by providing copies of all relevant documents to the non-filing party and its advisors prior to filing; and in furtherance thereof, as soon as practicable after the date of this Agreement, Parent and the Company agree to make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and to supply as promptly as practicable to the appropriate

Governmental Entity any additional information and documentary material that may be requested pursuant to the HSR Act. Neither Parent nor the Company shall file any such document if the other party has reasonably objected to the filing of such document. Neither Parent nor the Company shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         (b) Each of Parent and the Company shall promptly inform the other party upon receipt of any communication from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If Parent or the Company (or any of their respective Affiliates) receives a request for additional information from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Parent shall advise the Company promptly of any understandings, undertakings or agreements (oral or written) which Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other Governmental Entity in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, Parent shall use its best efforts to resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Laws.

         (c) Each of Parent and the Company shall use their respective commercially reasonable efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the Transactions, (ii) disclosed in the Company Disclosure Letter or (iii) required to prevent a Company Material Adverse Effect from occurring prior to the Effective Time. In the event that the Company shall fail to obtain any third party consent described above, the Company shall use its best efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company and Parent and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Time, from the failure to obtain such consent. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than a Governmental Entity) with respect to any transaction contemplated by this Agreement, (i) without the prior written consent of Parent which shall not be unreasonably withheld, none of the Company or any of its Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any Liability or other obligation due to such Person and (ii) none of Parent, Merger Sub or their respective affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or to incur any Liability or other obligation. The Company shall comply with the provisions of Section 5.11(c) of the Company Disclosure Letter.

         Section 5.12 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements about this Agreement or any of the transactions contemplated by this Agreement. Neither Parent nor the Company shall issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Laws or the AMEX requirements, in which case that party shall use its reasonable commercial efforts to consult with the other party before issuing any such release or making any such public statement.

         Section 5.13 STOCK EXCHANGE DE-LISTING. Parent and the Company shall use their reasonable commercial efforts to cause the Company Stock to be de-listed from the AMEX and de-registered under the Exchange Act promptly following the Effective Time.

         Section 5.14 FEES, EXPENSES AND CONVEYANCE TAXES. Whether or not the Merger is consummated, all expenses (including fees and expenses payable to Representatives and hedging counterparties) incurred by any party to this Agreement or its Affiliates or on its behalf in connection with this Agreement and the transactions contemplated by this Agreement ("EXPENSES") shall be paid by the party incurring those Expenses, except (a) that Expenses incurred in connection with the filing, printing and mailing of the Company Proxy Statement and the filing fee under the HSR Act shall be shared equally by Parent and the Company, (b) that all sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated in this Agreement shall be borne by Parent and (c) as otherwise provided in Section 7.6.

         Section 5.15 TAKEOVER STATUTES. If any takeover statute is or becomes applicable to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement or the Voting Agreement, each of Parent and the Company and their respective boards of directors shall (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

         Section 5.16 TAX MATTERS. During the period from the date of this Agreement to the Effective Time, the Company and its Subsidiaries shall:

         (a) prepare and timely file all Tax Returns required to be filed by them on or before the Closing Date ("POST-SIGNING RETURNS") in a manner consistent with past practice, except as otherwise required by applicable Laws;

         (b) fully and timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed;

         (c) properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no Post-

Signing Return is due prior to the Effective Time in a manner consistent with past practice; and

         (d) terminate all Tax sharing agreements to which the Company or any of its Subsidiaries is a party such that there are no further Liabilities thereunder.

         Section 5.17 RIGHTS PLAN. The Rights Plan shall terminate upon the earlier of (i) the Recapitalization Merger Effective Time, or, (ii) in the event the Recapitalization Merger Effective Time does not occur prior to the Effective Time, the Effective Time, without payment of any amounts to any holders thereunder. Prior to the earlier of the Recapitalization Merger Effective Time or the Effective Time, the Company shall not terminate, waive any provision of, exempt any Person from or amend the terms of the Rights Agreement (or redeem the Rights).

         Section 5.18      FINANCING.

         (a) Parent shall use its reasonable best efforts to arrange the Debt Financing on the terms and conditions described in the Commitment Letter, including using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein and (ii) to satisfy all conditions applicable to Parent and Merger Sub in such definitive agreements that are within its control. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Commitment Letter, Parent shall use its reasonable best efforts to arrange to obtain any such portion from alternative sources on comparable or more favorable terms to Parent (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event. Parent shall give the Company prompt notice of any material breach by any party of the Commitment Letter or any termination of the Commitment Letter. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing and shall not permit any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the Commitment Letter without first consulting with the Company or, if such amendment would or would be reasonably expected to materially and adversely affect or delay in any material respect Parent's ability to consummate the transactions contemplated by this Agreement, without first obtaining the Company's prior written consent (not to be unreasonably withheld or delayed). For the avoidance of doubt, if the Debt Financing (or any alternative financing) has not been obtained, Parent and Merger Sub shall continue to be obligated to consummate the Merger on the terms contemplated by this Agreement and subject only to the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2 of this Agreement and to Parent's rights under Sections 7.2 and 7.3, regardless of whether Parent and Merger Sub have complied with all of their other obligations under this Agreement (including their obligations under this Section 5.18).

         (b) The Company agrees to provide, and shall cause the Subsidiaries and its and their Representatives to provide, all reasonable cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Subsidiaries), including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent,
(iii) assisting Parent and its financing sources in the preparation of (A) an offering document for any debt raised to complete the Merger and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of Parent and its financing sources for any debt raised by Parent to complete the Merger, (v) forming new direct or indirect Subsidiaries, and (vi) providing and executing documents as may be reasonably requested by Parent; provided that none of the Company or any Subsidiary shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Debt Financing prior to the Effective Time. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or the Subsidiaries in connection with such cooperation. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, the Subsidiaries and their respective Representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith (other than historical information relating to the Company or the Subsidiaries). Notwithstanding anything to the contrary, the condition set forth in Section 6.2(b) of this Agreement, as it applies to the Company's obligations under this Section 5.18(b), shall be deemed satisfied unless the Debt Financing (or any alternative financing) has not been obtained primarily as a result of the Company's willful and material breach of its obligations under this Section 5.18(b).

         (c) All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to paragraph (b) above shall be kept confidential in accordance with the Confidentiality Agreement.

         Section 5.19 RESIGNATIONS. The Company shall use its reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation effective as of the Effective Time, of those directors of the Company or any Subsidiary designated by Parent to the Company in writing at least five calendar days prior to the Closing.

         Section 5.20 SUMMERFIELD. Promptly upon execution of this Agreement, the Company shall or shall cause Patriot American Hospitality Partnership, L.P. ("PAHLP") to deliver an executed copy of this Agreement to Sum Business Holdings, LLC ("LBREP") in accordance with Section 9.8 of the Summerfield Venture Operating Agreement. In the event that LBREP elects to invoke the Buy-Sell Procedures, Parent shall have the sole and absolute right to cause PAHLP and the Company to take any and all actions contemplated by the Buy-Sell Procedures (including, the funding of the Deposit). In furtherance of the foregoing, the Company shall promptly provide Parent with any and all information with respect to the Summerfield Venture that Parent may reasonably request in order for Parent to determine the Offer Price (if PAHLP is required to provide) or to evaluate an Offer Price submitted by LBREP. For purposes of this

Section 5.20, "Summerfield Venture" means Summerfield Hotel Holding Company, L.L.C., a Delaware limited liability company and "Summerfield Venture Operating Agreement" means that certain Amended and Restated Limited Liability Company Agreement of Summerfield Hotel Holding Company, L.L.C., dated as of December 22, 2004. The capitalized terms "Buy-Sell Procedures", "Deposit", "Offer Price" and "Response Notice" used in this Section 5.20 shall each have the respective meaning assigned thereto in the Summerfield Venture Operating Agreement.

                                   ARTICLE VI

                                   CONDITIONS

         Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

         (a) COMPANY STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted by the Requisite Company Vote.

         (b) ANTITRUST. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (c) NO INJUNCTIONS OR RESTRAINTS. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that (i) restrain, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement or (ii) would have a Company Material Adverse Effect after giving effect to the Merger. No Governmental Entity shall have instituted any proceeding seeking any such Laws or Orders.

         Section 6.2 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Company Material Adverse Effect qualifications contained in them as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of all such representations and warranties to be so true and correct in all respects would not, in the aggregate, have a Company Material Adverse Effect. In addition, the representations and warranties set forth in Section 3.10(a), Section 3.10(b) and
Section 3.10(f) shall be true and correct in all material respects and the representation and warranty set forth in Section 3.15(a) shall be true and correct in all respects as of the

Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

         (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) COMPANY MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Company Material Adverse Effect.

         (d) OFFICER'S CERTIFICATE. Parent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c).

         (e) RECAPITALIZATION AND MERGER AGREEMENT. The Company shall have terminated the Recapitalization and Merger Agreement, without cost or liability to the Company.

         (f) CREDIT AGREEMENTS. At or prior to the Effective Time, JP Morgan Chase Bank, as the Administrative Agent under the Credit Agreements ("JP MORGAN"), shall have provided the Company with a "payoff" letter acknowledging that (i) the Credit Agreements shall be terminated, (ii) any and all Liens held by JP Morgan related thereto shall be released and (iii) the Company and the Subsidiaries shall be released from any and all Liabilities under the Credit Agreements and any related guaranties (other than any obligations under any indemnification or similar provision that survive such termination), in each case subject to repayment of the aggregate principal amount outstanding under the Credit Agreements, together with all interest accrued thereon and any other fees or expenses payable thereunder.

         Section 6.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects, without regard to any materiality or Parent Material Adverse Effect qualifications contained in them, as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of all such representations and warranties to be so true and correct in all respects would not, in the aggregate, have a Parent Material Adverse Effect.

         (b) PERFORMANCE OF OBLIGATIONS. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) OFFICER'S CERTIFICATE. The Company shall have received a certificate, signed by a senior executive officer of Parent, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).

         Section 6.4 FRUSTRATION OF CLOSING CONDITIONS. None of the parties to this Agreement may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party, including such party's failure to use best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Parent and the Company.

         Section 7.2 TERMINATION BY EITHER PARENT OR THE COMPANY. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time:

         (a) if the Merger has not been consummated on or before December 15, 2005 (the "END DATE") except that the right to terminate this Agreement under this clause (a) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations has been a principal cause of, or resulted in, the failure to consummate the Merger by such date;

         (b) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting (or adjournment or postponement thereof) and the Requisite Company Vote is not obtained upon a vote taken thereon;

         (c)      if any Law prohibits consummation of the Merger; or

         (d) if any Order restrains, enjoins or otherwise prohibits consummation of the Merger, and such Order has become final and nonappealable.

         Section 7.3 TERMINATION BY PARENT. This Agreement may be terminated by Parent at any time prior to the Effective Time:

         (a) if the board of directors of the Company withdraws, modifies or amends the Company Board Recommendation in any manner adverse to Parent;

         (b) if (i) the board of directors of the Company approves, endorses or recommends a Takeover Proposal, (ii) the Company enters into a Contract relating to a Takeover Proposal, (iii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced prior to obtaining the Requisite Company Vote and the board of directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten Business Days after commencement, or (iv) the Company or its board of directors publicly announces its intention to do any of the foregoing;

         (c) except as provided for under the Recapitalization and Merger Agreement, if the board of directors of the Company exempts any Person other than the Parent or any of its Affiliates from the provisions of Section 203 of the DGCL; or

         (d) if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement and the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a), Section 6.2(b) or Section 6.2(c) and (ii) has not been cured by the Company within 20 Business Days after the Company's receipt of written notice of such breach from Parent.

         Section 7.4 TERMINATION BY THE COMPANY. This Agreement may be terminated by the Company at any time prior to the Effective Time:

         (a) if the board of directors of the Company approves, and authorizes the Company to enter into, an agreement providing for the implementation of a Superior Proposal, but only so long as:

                  (i)      the Requisite Company Vote has not yet been obtained;

                  (ii) the Company is not then and has not been in breach of any of its obligations under Section 5.4 in any material respect;

                  (iii) the board of directors of the Company has determined in good faith, after consulting with a nationally-recognized and independent financial advisor, that such definitive agreement constitutes a Superior Proposal and has determined in good faith, after consultation with its outside legal counsel, that such actions are necessary to comply with its fiduciary obligations to the stockholders of the Company under applicable Laws;

                  (iv) the Company has notified Parent in writing that it intends to enter into such definitive agreement, attaching the most current version of such definitive agreement (including any amendments, supplements or modifications) to such notice;

                  (v) during the three Business Day period following Parent's receipt of such notice, (A) the Company shall have offered to negotiate with (and, if accepted, negotiated in good faith with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate in good faith with), Parent in making adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Merger and the other transactions contemplated by this Agreement, and (B) the board of directors of the Company shall have determined in good faith, after the end of such three Business Day period, after considering the results of such negotiations and the revised proposals made by Parent, if any, that the Superior Proposal giving rise to such notice continues to be a Superior Proposal; and

                  (vi) the Company pays to Parent the Termination Fee and Termination Expenses in accordance with Section 7.6(b)(i) simultaneously with such termination (any purported termination pursuant to this Section 7.4(b) shall be void and of no force or effect unless the Company shall have made such payment); or

         (b) if the Company is not in material breach of its obligations under this Agreement and Parent breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) has not been cured by Parent within 20 Business Days after Parent's receipt of written notice of such breach from the Company.

         Section 7.5 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this Article VII, it shall become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or representative of such party), except that if such termination results from the willful (a) failure of any party to perform its obligations or (b) breach by any party of its representations or warranties contained in this Agreement, then such party shall be fully liable for any Liabilities incurred or suffered by the other parties as a result of such failure or breach. Notwithstanding the foregoing, the indemnification and reimbursement obligations of Parent and Merger Sub contained in Sections 1.9 and 5.18(b), the Guarantee referred to in Section 4.10 and the provisions of Section 5.3(b), Section 5.14, Section 5.18(c), Section 7.5 and Section 7.6 and Article VIII shall survive any termination of this Agreement.

         Section 7.6       EXPENSES FOLLOWING TERMINATION.

         (a) Except as set forth in this Section 7.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 5.14.

         (b) The Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds an amount equal to $44,500,000 (the "COMPANY TERMINATION FEE") and reasonable documented Expenses of Parent and Merger Sub not to exceed $5,000,000 (the "TERMINATION EXPENSES"):

                  (i) if this Agreement is terminated by the Company pursuant to Section 7.4(a), in which case payment shall be made before or concurrently with such termination and shall be a condition to the effectiveness of such termination;

                  (ii)     if this Agreement is terminated by Parent pursuant to
      Section 7.3(a), Section 7.3(b), or Section 7.3(c), in which case payment shall be made within two Business Days of such termination; or

                  (iii) if (A) a Takeover Proposal shall have been made or proposed to the Company or otherwise publicly announced (which has not been withdrawn), (B) this Agreement is terminated by either Parent or the Company pursuant to Section 7.2(a) or Section 7.2(b) or by Parent pursuant to Section 7.3(d) and (C) within 12 months following the date of such termination, the Company enters into a Contract providing for the implementation of a Takeover Proposal or shall consummate any Takeover Proposal (whether or not such Takeover Proposal was the same Takeover Proposal referred to in the foregoing clause (A)), in which case payment shall be made within two Business Days of the date on which the Company enters into such Contract or consummates such Takeover Proposal, as applicable. For purposes of the foregoing clause (C) only, references in the definition of the term "Takeover Proposal" to the figure "20%" shall be deemed to be replaced by the figure "50%";

         (c)      In no event shall the Company be required to pay under Section
7.6 an amount in excess of the sum of the Company Termination Fee plus the maximum amount of Termination Expenses.

         (d) Each of the Company and Parent acknowledges that the agreements contained in this Section 7.6 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee or any Termination Expenses when due, the Company shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 7.6.

         Section 7.7 AMENDMENT. This Agreement may be amended by the parties to this Agreement at any time prior to the Effective Time, whether before or after stockholder approval hereof, so long as (a) no amendment that requires further stockholder approval under applicable Laws after stockholder approval hereof shall be made without such required further approval and (b) such amendment has been duly approved by the board of directors of each of Merger Sub and the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

         Section 7.8 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may

(a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or, (c) subject to applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any part to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         Section 7.9 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. In order to be effective, (a) any termination or amendment of this Agreement shall require the prior approval of that action by the board of directors of each party seeking to terminate or amend this Agreement and (b) any extension or waiver of any obligation under this Agreement or condition to the consummation of this Agreement shall require the prior approval of a duly authorized officer or the board of directors of the party or parties entitled to extend or waive that obligation or condition.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1       CERTAIN DEFINITIONS.  For purposes of this Agreement:

         (a) "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         (b)      "AMEX" means the American Stock Exchange.

         (c) "BUSINESS DAY" means any day, other than Saturday, Sunday or a U.S. federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

         (d) "COMPANY MARKS" has the meaning set forth on Section 8.1(d) of the Company Disclosure Letter.

         (e) "COMPANY MATERIAL ADVERSE EFFECT" means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, is or is likely to become materially adverse to the business, operations, assets, or financial condition of the Company and its Subsidiaries taken as a whole or would reasonably be expected to prevent or materially delay (to a date beyond the End Date) the consummation of the Merger and the other transactions contemplated hereby or prevent or materially impair or delay the ability of the Company to perform its obligations hereunder; PROVIDED, HOWEVER, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a Company Material Adverse
Effect: any event, circumstance, change or effect resulting from or relating to
(i) a change in general political, economic or financial market conditions, (ii) changes affecting the industries generally in which the Company or its Subsidiaries conduct business, (iii) seasonal fluctuations in the business of the Company and its Subsidiaries, (iv) any acts of terrorism or war (except to the extent such event, circumstance, change or effect has had a disproportionate effect on the Company and its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries conduct their business), (v) the announcement of the execution of this Agreement or the pendency or consummation of the transactions contemplated hereby, or (vi) compliance with the terms of, or the taking of any action required by, this Agreement; and PROVIDED, FURTHER, that with respect to references to Company Material Adverse Effect in the representations and warranties set forth in Sections 3.8 and 3.9, the exceptions set forth in clauses (v) and (vi) will not apply.

         (f) "CONTRACTS" means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations.

         (g) "HAZARDOUS SUBSTANCES" means: (i) any substance that is listed, classified or regulated under any Environmental Laws; (ii) any petroleum, petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, urea formaldehyde insulation, toxic mold, radioactive material or radon; or (iii) any other substance that is or may become the subject of regulatory action under any Environmental Laws.

         (h) "KNOWLEDGE" means, when used with respect to Parent or the Company, the actual Knowledge (after reasonable inquiry) of the Persons set forth in Section 8.1(h) of the Company or Parent Disclosure Letter, as applicable.

         (i) "LAWS" means any binding domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Entity.

         (j) "LIENS" means any liens, mortgages, pledges, security interests, claims, options, rights of first offer or refusal, charges, conditional or installment sale contracts, claims of third parties of any kind or other encumbrances.

         (k) "ORDERS" means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by any Governmental Entity.

         (l) "PARENT MATERIAL ADVERSE EFFECT" means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, is or is likely to become materially adverse to the business, operations, assets, or financial condition of the Parent and its Subsidiaries taken as a whole or would reasonably be expected to prevent or materially delay (to a date beyond the End Date) the consummation of the Merger and the other transactions contemplated hereby or prevent or materially impair or delay the ability of the Parent or Merger Sub to perform its obligations hereunder; PROVIDED, HOWEVER, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a Parent Material Adverse Effect: any event, circumstance, change or effect resulting from or relating to (i) a change in general political economic or financial market conditions, (ii) changes affecting the industries generally in which the Company or its Subsidiaries conduct business, (iii) seasonal fluctuations in the business of the Parent and its Subsidiaries, (iv) any acts of terrorism or war (except to the extent such event, circumstance, change or effect has had a disproportionate effect on the Parent and its Subsidiaries as compared to other persons in the industry in which the Parent and its Subsidiaries conduct their business), (v) the announcement of the execution of this Agreement or the pendency or consummation of the transactions contemplated hereby, or (vi) compliance with the terms of, or the taking of any action required by, this Agreement.

         (m) "PERSON" means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

         (n) "REPRESENTATIVES" means, when used with respect to Parent or the Company, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, financing sources, agents and other representatives of Parent or the Company, as applicable, and its Subsidiaries.

         (o) "REQUISITE COMPANY VOTE" means (i) the adoption of this Agreement by the holders of a majority in voting power of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and Series B Preferred Stock (voting on an as-converted basis) entitled to vote thereon, voting together as a single class and (ii) the adoption of this Agreement by the holders of at least two thirds of the issued and outstanding shares of Series B Preferred Stock entitled to vote thereon.

         (p) "SUBSIDIARY" means, when used with respect to Parent or the Company, any other Person that Parent or the Company, as applicable, directly or indirectly owns or has the power to vote or control 50% or more of any class or series of capital stock or equity interests of such Person.

         (q) "SUPERIOR PROPOSAL" means a written Takeover Proposal (i) that relates to more than 50% of the voting power of the capital stock of the Company or all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, (ii) which the board of directors of the Company determines, in its good faith judgment, after receiving the advice of its financial advisor and after taking into account all the terms and conditions of the Takeover Proposal, is on terms and conditions more favorable from a financial point of view to the stockholders of the Company (in their capacities as stockholders) than those contemplated by this Agreement (including any alterations to this Agreement agreed to in writing by Parent in response thereto), (iii) the conditions to the consummation of which are all reasonably capable of being satisfied without undue delay, and (iv) for which financing, to the extent required, is then committed or, in the judgment of the board of directors of the Company, is reasonably likely to be available.

         (r)      "TAKEOVER PROPOSAL" means, any proposal or offer relating to
(i) a merger, consolidation, share exchange or business combination involving the Company or any of its Subsidiaries representing 20% or more of the assets of the Company and its Subsidiaries, taken as a whole (other than a merger involving only the Company and one or more of its wholly-owned Subsidiaries),
(ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, (iii) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing 20% or more of the voting power of the capital stock of Company or any of its Subsidiaries, including by way of a tender offer or exchange offer, (iv) a liquidation or dissolution of the Company, (v) a reorganization or recapitalization of the Company, other than any such transaction that does not involve a transfer of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the voting power of the capital stock of the Company, or (vi) any other transaction having a similar effect to those described in clauses (i) - (v), in each case other than the transactions contemplated by this Agreement or the Recapitalization and Merger Agreement.

         (s) "TAXES" means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto), whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), disability, registration, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties and (ii) any transferee liability in respect of any items described in the foregoing clause (i).

         (t) "TAX RETURNS" means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

         (u) "TREASURY REGULATIONS" means the Treasury regulations promulgated under the Code.

         Section 8.2 INTERPRETATION. The table of contents and headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections and Exhibits shall refer to Articles and Sections of, and Exhibits to, this Agreement unless the context shall require otherwise. The words "include," "includes" and "including" shall not be limiting and shall be deemed to be followed by the phrase "without limitation." Unless the context shall require otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement shall be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law shall be deemed to refer also to any rules and regulations promulgated under that Law. References to a person also refer to its predecessors and permitted successors and assigns.

         Section 8.3 SURVIVAL. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement shall survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.

         Section 8.4 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law.

         Section 8.5 SUBMISSION TO JURISDICTION. The parties to this Agreement (a) irrevocably submit to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by applicable Laws, shall be valid and sufficient service thereof.

         Section 8.6 WAIVER OF JURY TRIAL. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.6.

         Section 8.7 NOTICES. Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile:

If to Parent or Merger Sub, to:

c/o Blackstone Real Estate Partners IV L.P.
345 Park Avenue
New York, NY  10154
Facsimile:  (212) 583-5573
Attention:  Jonathan D. Gray


with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY  10017
Facsimile:  (212) 455-2502
Attention:  Brian M. Stadler, Esq.

If to the Company, to:

Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas  75207
Facsimile:  (214) 863-1886
Attention:  Fred J. Kleisner
            Chairman, President and CEO

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Facsimile:  (212) 757-3990
Attention:  Robert B. Schumer, Esq.
            Mark A. Underberg, Esq.


or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 8.7, (b) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 8.7, or (c) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8.7 and appropriate confirmation is received.

         Section 8.8 ENTIRE AGREEMENT. This Agreement (including the Exhibits to this Agreement), the Guarantee, the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

         Section 8.9       NO THIRD-PARTY BENEFICIARIES. Except as provided in
Section 5.9, this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

         Section 8.10 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

         Section 8.11 RULES OF CONSTRUCTION. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

         Section 8.12 ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise, except that Parent may designate, by written notice to the Company, a Subsidiary that is wholly-owned by Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such Subsidiary as of the date of such designation.

         Section 8.13      REMEDIES. Except as otherwise provided in Section
8.14 or elsewhere in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity and the exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy. Without limiting the right to receive any payment it may be entitled to receive under Sections 1.9 and 5.18(b), the Company agrees that to the extent it has incurred losses or damages in connection with this Agreement the maximum aggregate liability of Parent, Merger Sub and Guarantor for such losses or damages shall be limited to an amount equal to the amount of the Guarantee, and in no event shall the Company seek to recover any money damages in excess of such amount from Parent, Merger Sub or Guarantor or their respective Representatives and affiliates in connection therewith.

         Section 8.14 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement pursuant to Sections 7.1, 7.2,
7.3 or 7.4, Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement and that the Company's sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Section
8.13 and the Guarantee PROVIDED, HOWEVER, the Company shall be entitled to seek specific performance to prevent any breach by Parent or Merger Sub of Sections 5.3(b) and 5.18(c).

         Section 8.15 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, all of which shall be one and the same agreement. This Agreement shall become effective when each party to this Agreement shall have received counterparts signed by all of the other parties.

                            [Signature page follows]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

WYNDHAM INTERNATIONAL, INC.


By: /s/ Fred J. Kleisner
    -----------------------------------------
Name:   Fred J. Kleisner
Title:  President and Chief Executive Officer


WIND HOTELS ACQUISITION INC.


By: /s/ Kenneth A. Caplan
    -----------------------------------------
Name:   Kenneth A. Caplan
Title:  Managing Director and Vice President


WIND HOTELS HOLDINGS INC.


By: /s/ Kenneth A. Caplan
    -----------------------------------------
Name:   Kenneth A. Caplan
Title:  Managing Director and Vice President

                                                                       EXHIBIT A
                                                                       ---------


                      AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                           WYNDHAM INTERNATIONAL, INC.

        FIRST. The name of the corporation is Wyndham International, Inc. (the "Corporation").

        SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL) or any successor statute.

        FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share.

        FIFTH. The board of directors of the Corporation, acting by majority vote, is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation.

        SIXTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

         SEVENTH. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or as such a member, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation, then the liability of the director of the Corporation or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment or repeal of this Article VII by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such amendment or repeal with respect to any acts or omissions occurring before such amendment or repeal of a person serving as a director at the time of such amendment or repeal.

         EIGHTH. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this
Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation. The rights to indemnification and to the advance of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any amendment or repeal of this Article VIII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such amendment or repeal with respect to any acts or omissions occurring prior to such amendment or repeal.